Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors

Union Bankshares Corporation:

We have audited the accompanying consolidated financial statements of Xenith Bankshares, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xenith Bankshares, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia
March 9, 2018

CONSOLIDATED BALANCE SHEETS

As of December 31, 2017 and 2016

(in thousands, except share data)	December 31, 2017	December 31, 2016
Assets
Cash and due from banks	$17,043	$18,825
Interest-bearing deposits in other banks	6,068	4,797
Overnight funds sold and due from Federal Reserve Bank	151,107	103,372
Investment securities available for sale, at fair value	295,782	317,443
Restricted equity securities, at cost	27,569	24,313
Loans	2,506,589	2,464,056
Allowance for loan losses	(16,829)	(21,940)
Net loans	2,489,760	2,442,116
Premises and equipment, net	54,633	56,996
Interest receivable	8,444	8,806
Other real estate owned and repossessed assets, net of valuation allowance	4,214	5,345
Goodwill	26,931	26,931
Other intangible assets, net	3,261	3,787
Net deferred tax assets, net of valuation allowance	90,246	157,825
Bank-owned life insurance	73,853	72,104
Other assets	21,815	13,969
Assets of discontinued operations	—	10,563
Totals assets	$3,270,726	$3,267,192
Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$511,371	$501,678
Interest-bearing:
Demand and money market	1,182,473	1,113,453
Savings	95,593	86,739
Time deposits:
Less than $250	689,822	785,303
$250 or more	66,288	84,797
Total deposits	2,545,547	2,571,970
Federal Home Loan Bank borrowings	235,000	172,000
Other borrowings	39,331	38,813
Interest payable	929	829
Other liabilities	19,589	19,093
Liabilities of discontinued operations	589	849
Total liabilities	2,840,985	2,803,554
Commitments and contingencies
Shareholders' equity:
Preferred stock, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 23,412,677 and 23,123,518 shares issued and outstanding on December 31, 2017 and December 31, 2016, respectively	234	231
Capital surplus	713,630	710,916
Accumulated deficit	(282,073)	(245,538)
Accumulated other comprehensive loss, net of tax	(2,050)	(2,428)
Total shareholders' equity before non-controlling interest	429,741	463,181
Non-controlling interest of discontinued operations	—	457
Total shareholders' equity	429,741	463,638
Total liabilities and shareholders' equity	$3,270,726	$3,267,192

See accompanying notes to consolidated financial statements.

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CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31, 2017 and 2016

(in thousands)	December 31, 2017	December 31, 2016
Interest income
Loans, including fees	$111,465	$85,513
Investment securities	8,168	6,584
Overnight funds sold and deposits in other banks	1,015	320
Total interest income	120,648	92,417
Interest expense
Deposits:
Demand and money market	6,906	4,663
Savings	243	126
Time deposits	9,209	8,090
Interest on deposits	16,358	12,879
Federal Home Loan Bank borrowings	1,035	301
Other borrowings	2,881	2,368
Total interest expense	20,274	15,548
Net interest income	100,374	76,869
Provision for loan losses	874	11,329
Net interest income after provision for loan losses	99,500	65,540
Noninterest income
Service charges on deposit accounts	4,772	4,686
Earnings from bank-owned life insurance	1,749	1,492
Gain on sales of available-for-sale investment securities	1,274	16
Gain on sales of loans	252	—
Visa check card income	3,146	2,847
Other	3,495	2,083
Total noninterest income	14,688	11,124
Noninterest expense
Salaries and employee benefits	39,360	34,501
Professional and consultant fees	3,597	3,021
Occupancy	7,645	6,427
FDIC insurance	1,799	1,847
Data processing	5,350	5,602
Problem loan and repossessed asset costs	445	650
Impairments and gains and losses on sales of other real estate owned and repossessed assets, net	(37)	532
Losses on sales of premises and equipment, net	—	48
Equipment	1,325	1,083
Board fees	959	1,347
Advertising and marketing	821	539
Merger related	11,108	16,717
Other	10,933	8,564
Total noninterest expense	83,305	80,878
Income (loss) from continuing operations before income tax expense (benefit)	30,883	(4,214)
Income tax expense (benefit)	67,632	(59,728)
Net (loss) income from continuing operations	(36,749)	55,514
Net (loss) income from discontinued operations before income tax (benefit) expense	(134)	4,191
Income tax (benefit) expense	(20)	996
Net (loss) income from discontinued operations attributable to non-controlling interest	(129)	1,667
Net income from discontinued operations	15	1,528
Net (loss) income attributable to Xenith Bankshares, Inc.	$(36,734)	$57,042

See accompanying notes to consolidated financial statements.

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CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2017 and 2016

(in thousands)	December 31, 2017	December 31, 2016
Net (loss) income attributable to Xenith Bankshares, Inc.	$(36,734)	$57,042
Other comprehensive loss, net of tax:
Change in unrealized loss (gain) on available-for-sale investment securities	1,856	(4,597)
Income tax effect	(650)	1,620
Reclassification adjustment for securities gains included in net income	(1,274)	(16)
Income tax effect	446	5
Other comprehensive income (loss), net of tax	378	(2,988)
Comprehensive (loss) income attributable to Xenith Bankshares, Inc.	$(36,356)	$54,054

See accompanying notes to consolidated financial statements.

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CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2017 and 2016

					Accumulated	Non-
	Common Stock		Capital	Accumulated	Other Comprehensive Income (Loss),	Controlling Interest of Discontinued	Total Shareholders'
(in thousands, except share data)	Shares	Amount	Surplus	Deficit	Net of Tax	Operations	Equity
Balance at December 31, 2015	17,112,827	$171	$591,957	$(302,580)	$560	$513	$290,621
Net income	—	—	—	57,042	—	1,667	58,709
Other comprehensive loss, net of tax	—	—	—	—	(2,988)	—	(2,988)
Issuance of common stock for Legacy Xenith Merger	5,891,544	59	118,294	—	—	—	118,353
Share-based compensation expense	—	—	1,999	—	—	—	1,999
Issuance for share-based awards	119,147	1	(1,334)	—	—	—	(1,333)
Distributed non-controlling interest	—	—	—	—	—	(1,723)	(1,723)
Balance at December 31, 2016	23,123,518	231	710,916	(245,538)	(2,428)	457	463,638
Net loss	—	—	—	(36,734)	—	(129)	(36,863)
Other comprehensive income, net of tax	—	—	—	—	378	—	378
Share-based compensation expense	—	—	2,457	—	—	—	2,457
Restricted stock awards issued under incentive plan	—	—	236	—	—	—	236
Restricted stock awards granted	15,423	—	—	—	—	—	—
Forfeiture of restricted stock awards	(404)	—	—	—	—	—	—
Net settlement of restricted stock awards	37,342	1	(150)	—	—	—	(149)
Net exercises of stock options	236,033	2	1,822	—	—	—	1,824
Reclassification to other liabilities	—	—	—	—	—	(328)	(328)
Repurchase of U.S. Treasury warrant	—	—	(1,671)	—	—	—	(1,671)
Sale of warrants	765	—	20	—	—	—	20
Cumulative effect adjustment of adoption of accounting principle	—	—	—	199	—	—	199
Balance at December 31, 2017	23,412,677	$234	$713,630	$(282,073)	$(2,050)	$—	$429,741

See accompanying notes to consolidated financial statements.

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CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2017 and 2016

(in thousands)	December 31, 2017	December 31, 2016
Cash flows from operating activities
Net (loss) income from continuing operations	$(36,749)	$55,514
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,876	2,895
Deferred income tax expense (benefit)	68,249	(64,058)
Accretion and amortization of fair value adjustments	(2,608)	(2,429)
Amortization of core deposit intangible	526	467
Provision for loan losses	874	11,329
Share-based compensation expense	2,656	1,999
Net amortization of premiums and accretion of discounts on investment securities available for sale	3,754	2,437
Earnings from bank-owned life insurance	(1,749)	(1,492)
Gain on sales of available-for-sale investment securities	(1,924)	(16)
Impairments and (gains) and losses on sales of other real estate owned and repossessed assets	(37)	532
Impairments and (gains) and losses on sales of premises and equipment	(17)	48
Gain on sale of loans	(252)	—
Changes in:
Interest receivable	362	(226)
Other assets	(8,428)	17,630
Interest payable	100	81
Other liabilities	732	(33,269)
Net cash provided by (used in) operating activities - continuing operations	28,365	(8,558)
Net cash provided by operating activities - discontinued operations	9,831	50,718
Cash provided by operating activities	38,196	42,160
Cash flows from investing activities
Cash acquired in acquisition	—	69,241
Proceeds from maturities and calls of investment securities available for sale	34,811	38,069
Proceeds from sale of investment securities available for sale	41,842	31,632
Purchases of investment securities available for sale	(56,512)	(56,981)
Proceeds from sales of restricted equity securities	23,247	15,249
Purchases of restricted equity securities	(26,503)	(29,731)
Proceeds from sale of guaranteed student loans	39,614	—
Net increase in loans	(85,879)	(113,384)
Proceeds from sale of other real estate owned and repossessed assets, net	2,792	11,786
Purchases of premises and equipment, net	(985)	(1,621)
Net cash used in investing activities - continuing operations	(27,573)	(35,740)
Net cash provided by investing activities - discontinued operations	—	2,139
Cash used in investing activities	(27,573)	(33,601)
Cash flows from financing activities
Net decrease in deposits	(26,423)	(89,252)
Net increase in short-term Federal Home Loan Bank borrowings	63,000	147,000
Issuance of common stock related to exercised options and warrants	1,845	1,471
Settlement of restricted stock units	(150)	(2,801)
Cash consideration paid in lieu of fractional shares	—	(6)
Distributed non-controlling interest	—	(1,723)
Repurchase of treasury warrants	(1,671)	—
Net cash provided by financing activities	36,601	54,689
Increase in cash and cash equivalents	47,224	63,248
Cash and cash equivalents at beginning of period	126,994	63,746
Cash and cash equivalents at end of period	$174,218	$126,994

Supplemental cash flow information:
Cash paid for interest	$20,146	$15,228
Cash paid for income taxes	—	8
Supplemental non-cash information:
Change in unrealized gain (loss) on investment securities available for sale, net of tax	$378	$(2,988)
Transfer from other real estate owned and repossessed assets to loans	—	1,501
Transfer from loans to other real estate owned and repossessed assets	1,125	5,228
Transfer from premises and equipment to other real estate owned and repossessed assets	499	734
Non-cash transaction related to acquisition:
Assets acquired	$—	$1,025,352
Liabilities assumed	—	1,003,170

See accompanying notes to consolidated financial statements.

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NOTE 1 - Basis of Presentation

Xenith Bankshares, Inc. ("Xenith Bankshares" or the "Company") is the bank holding company for Xenith Bank (the "Bank"), a Virginia-based institution headquartered in Richmond, Virginia. As of December 31, 2017, the Company, through the Bank, operated 40 full-service branches and two loan production offices. Xenith Bank is a commercial bank specifically targeting the banking needs of middle market and small businesses, local real estate developers and investors, and retail banking clients. The Bank's regional area of operations spans from Baltimore, Maryland, to Raleigh and eastern North Carolina, complementing its significant presence in greater Washington, D.C., greater Richmond, Virginia, and greater Hampton Roads, Virginia. The Company has one banking subsidiary, the Bank, which constitutes substantially all of the Company's assets and operations.

On May 19, 2017, the Company and Union Bankshares Corporation ("Union") entered into an Agreement and Plan of Reorganization (the "Union Merger Agreement"), pursuant to which, and subject to terms and conditions set forth therein, Xenith Bankshares merged with and into Union (the "Union Merger"), with Union surviving the Union Merger. Also pursuant to the Union Merger Agreement, immediately following the Union Merger, Xenith Bank merged with and into Union Bank & Trust, with Union Bank & Trust being the surviving bank. Pursuant to the Union Merger Agreement at the effective time of the Union Merger, January 1, 2018 at 12:01 a.m. (the "Effective Time"), holders of Xenith Bankshares' common stock received the right to 0.9354 (the "Exchange Ratio") shares of Union common stock (the "Merger Consideration") in exchange for each share of the common stock outstanding at the Effective Time of the Union Merger, with cash paid in lieu of fractional shares.

At the Effective Time, each option to purchase shares of Xenith Bankshares common stock, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time was converted into the right to receive a cash payment in an amount equal to the product of (i) the difference between (A) the product of the average of the closing sale prices of Union common stock on the NASDAQ Global Select Market for the 10 full trading days ending on the trading day immediately preceding the Effective Time and the Exchange Ratio (the “Conversion Price”) and (B) the per share exercise price of the option immediately prior to the Effective Time, and (ii) the number of shares of Xenith Bankshares common stock subject to such option, subject to any applicable withholdings. Any options to purchase shares of Xenith Bankshares common stock with a per share exercise price in excess of the Conversion Price were cancelled without payment.

At the Effective Time, each warrant exercisable for shares of Xenith Bankshares common stock that was outstanding and unexercised immediately prior to the Effective Time was converted into a warrant to acquire, on the same terms and conditions as were applicable under such warrant immediately prior to the Effective Time, the number of shares of Union common stock equal to the product of the number of shares of Xenith common stock subject to such warrant immediately prior to the Effective Time and the Exchange Ratio (rounding any resultant fractional share down to the nearest whole number of shares), at a price per share of Union common stock equal to the price per share under the warrant divided by the Exchange Ratio (rounding any resultant fractional cent up to the nearest whole cent).

At the Effective Time, each outstanding restricted stock award granted by Xenith Bankshares and each outstanding restricted stock unit award in respect of Xenith Bankshares common stock granted by the Company vested fully and was converted into the right to receive the Merger Consideration in respect of each share of Xenith Bankshares common stock underlying such award. Each share of Union common stock outstanding immediately prior to the Union Merger remained outstanding and was unaffected by the Union Merger.

Effective July 29, 2016, the Company (previously, Hampton Roads Bankshares, Inc.) completed its merger (the "Legacy Xenith Merger") with legacy Xenith Bankshares, Inc. ("Legacy Xenith"), pursuant to an Agreement and Plan of Reorganization (the "Legacy Xenith Merger Agreement"), dated as of February 10, 2016, by and between the Company and Legacy Xenith. At the effective time of the Legacy Xenith Merger, Legacy Xenith merged with and into the Company, with the Company surviving the Legacy Xenith Merger. Also at the effective time of the Legacy Xenith Merger, the Company changed its name from "Hampton Roads Bankshares, Inc." to "Xenith Bankshares, Inc." and changed its ticker symbol to "XBKS". Pursuant to the Legacy Xenith Merger Agreement and immediately following the completion of the Legacy Xenith Merger, legacy Xenith Bank merged (the "Legacy Xenith Bank Merger") with and into the Bank, with the Bank surviving the Legacy Xenith Bank Merger. In connection with the Legacy Xenith Bank Merger, the Bank changed its name from "The Bank of Hampton Roads" to "Xenith Bank."

Pursuant to the Legacy Xenith Merger Agreement, holders of Legacy Xenith common stock received 4.4 shares of common stock of the Company for each share of Legacy Xenith common stock with cash paid in lieu of fractional shares.

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Information presented herein for the year ended December 30, 2016 includes the operations of Legacy Xenith for the period since the effective time of the Legacy Xenith Merger, July 29, 2016.

On October 17, 2016, the Company completed the sale its mortgage banking business, whereby the Bank sold certain assets of Gateway Bank Mortgage, Inc., a wholly-owned subsidiary of the Bank ("GBMI"), and transitioned GBMI's operations, which included originating, closing, funding and selling first lien residential mortgage loans, to an unrelated party (the "GBMI Sale"). The operations of GBMI have been reported as discontinued operations for all periods presented herein.

On December 13, 2016, a reverse stock split of the Company's outstanding shares of common stock at a ratio of 1-for-10 (the "Reverse Stock Split"), which had been previously approved by the Company's shareholders, became effective. No fractional shares were issued in the Reverse Stock Split, rather shareholders of fractional shares received a cash payment based on the closing price of the common stock as of the date of the Reverse Stock Split. The par value of each share of common stock remained unchanged at $0.01 per share and the number of authorized shares was not affected. References made to outstanding shares or per share amounts in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted to reflect the Reverse Stock Split, unless otherwise noted.

In December 2008, the Company entered into a Letter Agreement and Securities Purchase Agreement - Standard Terms with the United States Department of the Treasury (the “Treasury”), pursuant to which the Treasury purchased (i) shares of the Company’s preferred stock and (ii) a warrant to purchase shares of the Company’s common stock (the “Treasury Warrant”). On September 13, 2017, the Company repurchased the Treasury Warrant from the Treasury for an aggregate cash purchase price of $1.7 million, the fair value of the Treasury Warrant as agreed upon by the Company and the Treasury, and canceled the Treasury Warrant. Following the Company’s repurchase of the Treasury Warrant, the Treasury had no remaining equity interest in the Company.

Certain comparative balances have been reclassified to reflect the current presentation. Any reclassification had no effect on total assets, total shareholders' equity or net income. All dollar amounts included in the tables in these notes are in thousands, except per share data, unless otherwise stated. The Company has various subsidiaries, and in consolidation, all intercompany transactions are eliminated.

8

NOTE 2 - Summary of Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles ("GAAP") requires management to make assumptions, judgments and estimates that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term are the determination of the allowance for loan losses, the determination of the fair value for financial instruments, the valuation of other real estate owned and repossessed assets, and the valuation of net deferred tax assets.

Accounting for Acquisition

The Legacy Xenith Merger was determined to be an acquisition of a business and accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805"), with the assets acquired and liabilities assumed pursuant to the business combination recorded at estimated fair values as of the effective date of the combination. The determination of fair values requires management to make estimates about future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to actual results that may differ materially from the estimates made. In accordance with the framework established by FASB ASC Topic 820, Fair Value Measurements and Disclosure ("ASC 820"), the Company used a fair value hierarchy to prioritize the information used to form assumptions and estimates in determining fair values. These fair value hierarchies are further discussed below.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash due from banks, interest-bearing deposits in other banks, and overnight funds sold and due from the Federal Reserve Bank (the "FRB"). The Company considers all highly-liquid debt instruments with original maturities, or maturities when purchased, of three months or less to be cash equivalents.

Investment Securities

Investment securities are classified into three categories:

1.	debt securities that a company has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortized cost;

2.	debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in net income; and

3.	debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale securities" and reported at fair value, with unrealized gains and losses excluded from net income. Such unrealized gains and losses are reported in other comprehensive income, net of tax, as a separate component of shareholders' equity.

Except for restricted equity securities, all investment securities are classified by the Company as "available for sale." Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are determined using the specific identification method.

9

Investment securities for which the fair value of the security is less than its amortized cost are evaluated periodically for credit related other-than-temporary impairment ("OTTI"). For debt securities, impairment is considered other-than-temporary and recognized in its entirety in the consolidated statements of income, if either the Company intends to sell the security or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If, however, the Company does not intend to sell the security and it is not more likely than not that it will be required to sell the security before recovery, the Company must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost basis of the security exceeds the present value of the cash flows expected to be collected from the security. If there is credit loss, the loss is recognized in the consolidated statements of income, and the remaining portion of the impairment is recognized in other comprehensive income. For equity securities, impairment is considered to be other-than-temporary based on the ability and intent to hold the investment until a recovery of fair value. OTTI of an equity security results in a write-down that is included in the consolidated statements of income. Factors management uses in reviewing investment securities for OTTI include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer, the best estimate of the present value of cash flows expected to be collected from debt securities, the intention with regard to holding the security to maturity, and the likelihood that the security would be sold before recovery. All OTTI identified are taken in the periods identified, and once charged to income a new cost basis for the security is established.

The Company held no securities classified as "held to maturity" or "trading" as of December 31, 2017 and 2016, and recorded no OTTI for the years ended December 2017 and 2016.

Loans

Loans are carried at their unpaid principal amount outstanding net of unamortized fees and origination costs, partial charge-offs, if any, and in the case of acquired loans, unaccreted fair value or "purchase accounting" adjustments. Interest income is recorded as earned on an accrual basis. Generally, the accrual of interest income is discontinued when a loan is 90 days or greater past due as to principal or interest or when the collection of principal and/or interest is in doubt, which may occur in advance of the loan being past due 90 days. In the period loans are placed in nonaccrual status, interest receivable is reversed against interest income. Interest payments received thereafter are applied as a reduction of the principal balance until the loan is in compliance with its stated terms. Loans are removed from nonaccrual status when they become current as to both principal and interest and when the collection of principal and interest is no longer considered doubtful. The accrual of interest is not discontinued on loans past due 90 days or greater if the estimated net realizable value of collateral is sufficient to assure collection of both principal and interest and the loan is in the process of collection. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment to the yield (interest income) over the life of the related loan. In those instances when a loan prepays, the unamortized remaining deferred fees or costs are recognized upon prepayment as interest income. The Company has an allowance reserve to provide for possible loan losses.

A loan is considered impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans, unless collateral dependent, are measured at the present value of their expected future cash flows by discounting those cash flows at the loan's interest rate or at the loan's observable market price. For collateral dependent impaired loans, impairment is measured based upon the estimated fair value of the underlying collateral less disposal costs. The majority of the Company's impaired loans are collateral dependent. The Company's policy is to charge off impaired loans at the time of foreclosure, repossession or liquidation, or at such time any portion of the loan is deemed to be uncollectible and most cases no later than 90 days in nonaccrual status. A loan in nonaccrual status more than 90 days may not be charged off, if the borrower is making payments on the loan and collection is probable. Once a loan is considered impaired, it continues to be considered impaired until the collection of all contractual interest and principal is considered probable or the balance is charged off.

A restructured or modified loan results in a troubled debt restructuring ("TDR") when a borrower is experiencing financial difficulty and the creditor grants a concession. TDRs are included in impaired loans and can be in accrual or nonaccrual status. Those in nonaccrual status are returned to accrual status after a period (generally at least six months) of performance under which the borrower demonstrates the ability and willingness to repay the loan.

Acquired loans pursuant to a business combination are initially recorded at estimated fair value as of the date of acquisition; therefore, any related allowance for loan losses is not carried over or established at acquisition. The difference between contractually required amounts receivable and the acquisition date fair value of loans that are not deemed credit impaired at acquisition is accreted (recognized) into income over the life of the loan either on a level yield or interest method. Any change in credit quality subsequent to acquisition for these loans is reflected in the allowance for loan losses at such time the remaining purchase accounting adjustment (discount) for the acquired loans is inadequate to cover the allowance needs of these loans.

Loans acquired with evidence of credit deterioration since origination and for which it is probable at the date of acquisition that all contractually required principal and interest payments will not be collected are accounted for under FASB ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality ("ASC 310-30"). A portion of the loans acquired in the Legacy Xenith Merger were deemed by management to be purchased credit-impaired loans and accounted for under ASC 310-30.

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In applying ASC 310-30 to acquired loans, the Company must estimate the amount and timing of cash flows expected to be collected, which requires significant judgment, including default rates, the amount and timing of prepayments, and the liquidation value and timing of underlying collateral, in addition to other factors. ASC 310-30 allows the purchaser to estimate cash flows on purchased credit-impaired loans on a loan-by-loan basis or aggregate credit-impaired loans into one or more pools, if the loans have common risk characteristics. The Company has estimated cash flows expected to be collected on a loan-by-loan basis.

For purchased credit-impaired loans, the excess of cash flows expected to be collected over the estimated acquisition date fair value is referred to as the accretable yield and is accreted into interest income over the period of expected cash flows from the loan, using the effective yield method. The difference between contractually required payments due and the cash flows expected to be collected at acquisition, on an undiscounted basis, is referred to as the nonaccretable difference.

ASC 310-30 requires periodic re-evaluation of expected cash flows for purchased credit-impaired loans subsequent to acquisition date. Decreases in the amount or timing of expected cash flows attributable to credit will generally result in an impairment charge to earnings such that the accretable yield remains unchanged. Increases in expected cash flows will result in an increase in the accretable yield, which is a reclassification from the nonaccretable difference. The new accretable yield is recognized in income over the remaining period of expected cash flows from the loan. The Company re-evaluates expected cash flows no less frequent than annually and generally on a quarterly basis.

Acquired loans for which the Company cannot predict the amount or timing of cash flows are accounted for under the cost recovery method, whereby principal and interest payments received reduce the carrying value of the loan until such amount has been received. Amounts received in excess of the carrying value are reported in interest income.

The Company had loans held for sale related to its mortgage banking business as of December 31, 2016. Loans held for sale are carried at the lower of cost or fair value in the aggregate and reported as assets from discontinued operations on the Company's consolidated balance sheets.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance consisting of the cumulative effect of the provision for loan losses, less loans charged off, plus any amounts recovered on loans previously charged off. The provision for loan losses is the amount necessary, in management's judgment, to maintain the allowance for loan losses at a level it believes sufficient to cover incurred losses in the Company's loan portfolio as of the balance sheet date. Loans are charged against the allowance when, in management's opinion, they are deemed wholly or partially uncollectible. Recoveries of loans previously charged off are credited to the allowance when received.

The Company's allowance for loan losses consists of (1) a general component for collective loan impairment recognized and measured pursuant to FASB ASC Topic 450, Contingencies, and (2) a specific component for individual loan impairment recognized and measured pursuant to FASB ASC Topic 310, Receivables.

The specific component relates to loans that are determined to be impaired, and therefore, are individually evaluated for impairment. For those loans, an allowance is established when the discounted cash flows, collateral value or observable market price of the impaired loan is lower than the carrying value of that loan.

A portion of the general reserve component is based on groups of homogeneous loans, defined by Call Codes, to which a loss rate is applied based on historical loss experience and adjusted for qualitative factors where necessary. The Company's loan portfolio is also grouped by risk grade as determined in the Company's loan grading process. A weighted average historical loss rate is computed for each group of loans. The historical loss rate is based on a lookback period approximating an economic cycle and with higher weightings assigned to the more recent periods.

The general reserve also includes an unallocated qualitative component, which is maintained to cover uncertainties that could affect management's estimate of probable losses and reflects the imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. The unallocated qualitative component includes both external and internal factors. External factors include published data for the gross domestic product growth rate, interest rate levels as measured by the prime rate, changes in regional home price indices, and regional unemployment statistics. The internal factor is based on a self-assessment of the credit process, including loan approval authority changes, the number of extensions and interest only loans within the portfolio, the status of financial information from borrowers, loan type concentration, risk grade accuracy, adherence to loan growth forecasts, and asset quality metrics.

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For purchased credit-impaired loans accounted for under ASC 310-30, management periodically re-estimates the amount and timing of cash flows expected to be collected. Upon re-estimation, any deterioration in the timing and/or amount of cash flows results in an impairment charge, which is reported as a provision for loan losses in net income and a component of the Company's allowance for loan losses. A subsequent improvement in the expected timing or amount of future cash flows for those loans could result in the reduction of the allowance for loan losses and an increase in net income.

Although various data and information sources are used to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary, if conditions, circumstances or events are substantially different from the assumptions used in making the assessments. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions or reductions to the allowance for loan losses based on their judgments of information available to them at the time of their examination.

Premises and Equipment

Premises and equipment, including leasehold improvements, are recorded at cost less accumulated depreciation or amortization. Premises and equipment acquired pursuant to a business combination are recorded at estimated fair values as of the acquisition date. Depreciation is calculated over the estimated useful lives of the respective assets on a straight-line basis. Leasehold improvements are capitalized and amortized over the shorter of the useful life of the asset or the lease term, including probable renewal periods. Land is not subject to depreciation. Maintenance and repairs are charged to expense as incurred. The costs of major additions and improvements are capitalized and depreciated over their estimated useful lives. Depreciable lives for major categories of assets are as follows:

Building and improvements	7 to 50 years
Equipment, furniture and fixtures	3 to 15 years
Information technology equipment	3 to 5 years

Other Real Estate Owned and Repossessed Assets

Other real estate owned and repossessed assets include real estate acquired in the settlement of loans, other repossessed collateral, and bank premises held for sale and are initially recorded at estimated fair value less disposal costs. At foreclosure, any excess of the loan balance over this value is charged to the allowance for loan losses. Subsequent to foreclosure, management periodically performs valuations, including obtaining updated appraisals and the review of other observable data, and if required, a reserve is established to reflect the carrying value of the asset at the lower of the then existing carrying value or the estimated fair value less costs of disposal.

Costs to bring a property to salable condition are capitalized up to the fair value of the property less selling costs, while costs to maintain a property in salable condition are expensed as incurred. Losses on subsequent impairments and gains and losses upon disposition of other real estate owned are recognized in noninterest expense on the Company's consolidated statements of income. Revenue and expenses from operations of other real estate owned and repossessed assets are also included in the consolidated statements of income.

Property values are affected by various factors in addition to local economic conditions, including, among other things, changes in general or regional economic conditions, government rules or policies, and natural disasters. While the Company's policy is to obtain updated appraisals on a periodic basis, there are no assurances that the Company may be able to realize the amount indicated in the appraisal upon disposition of the underlying property.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the consideration paid over the fair value of the identifiable net assets acquired. Goodwill is tested at least annually for impairment and whenever events or circumstances occur that might result in the carrying amount of goodwill not being recoverable. In performing the impairment test, the Company elected to bypass performance of a qualitative assessment based on macroeconomic conditions, industry changes, financial performance and other relevant information and performed a quantitative analysis to estimate the fair value of the reporting unit, which included employing a number of valuation techniques such as market capitalization and the value attributed to the Company pursuant to the Union Merger. Management has concluded that none of its recorded goodwill was impaired as of its testing date, which was April 30, 2017.

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Other intangible assets, which represent acquired core deposit intangibles, are amortized over their estimated useful life on a straight-line basis.

The Company has not identified any events or circumstances that would indicate impairment in the carrying amounts of goodwill and other intangible assets as of December 31, 2017 and 2016.

Operating Leases

The Company has operating leases for many of its branch and office locations. The lease agreements for certain locations contain rent escalation clauses, free rent periods and leasehold improvement allowances. Scheduled rent escalations during the lease terms, rental payments commencing at a date other than the date of initial occupancy, and leasehold improvement allowances received are recognized on a straight-line basis over the terms of the leases in occupancy expense in the consolidated statements of income. Liabilities related to the difference between actual payments and the straight-lining of rent are recorded in other liabilities on the consolidated balance sheets.

Bank-owned Life Insurance

The Bank invests in bank-owned life insurance ("BOLI"), which is life insurance purchased by the Bank on a select group of employees. The Bank is the owner and primary beneficiary of the policies. BOLI is recorded in the Company's balance sheet at the cash surrender value of the underlying policies. Earnings from the increase in cash surrender value of the policies, other than death benefits, are included in noninterest income on the statements of income. Benefits paid upon death are split with the beneficiaries of the covered employees and, in certain cases, former employees. The cost of providing benefits to beneficiaries of former employees is recorded in noninterest expense. Proceeds from death benefits first reduce the cash surrender value attributable to the individual policy; proceeds exceeding the cash surrender value are recorded as noninterest income. The Company expenses the present value of the expected cost of maintaining the policies over the expected life of the covered employees or former employees. The Bank has rights under the insurance contracts to redeem them for book value at any time.

Income Taxes

The Company computes its income taxes under the asset and liability method in accordance with FASB ASC Topic 740, Income Taxes ("ASC 740"). Pursuant to ASC 740, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, resulting in temporary differences. Deferred tax assets, including tax loss and credit carryforwards and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax expense or benefit represents the change during the period in deferred tax assets and deferred tax liabilities.

A deferred tax liability is recognized for all temporary differences that will result in future taxable income; a deferred tax asset is recognized for all temporary differences that will result in future tax deductions, potentially reduced by a valuation allowance. A valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized. In making this assessment, all sources of taxable income available to realize the deferred tax asset are considered, including taxable income in prior carryback years, future releases of existing temporary differences, tax planning strategies, and future taxable income exclusive of reversing temporary differences and carryforwards. The predictability that future taxable income, exclusive of reversing temporary differences, will occur is the most subjective of these four sources. Additionally, cumulative losses in recent years is considered negative evidence that may be difficult to overcome to support a conclusion that future taxable income, exclusive of reversing temporary differences and carryforwards, is sufficient to realize a deferred tax asset. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense. The evaluation of the recoverability of deferred tax assets requires management to make significant judgments regarding the releases of temporary differences and future profitability, among other items. Management has concluded that, as of December 31, 2017 and 2016, a valuation allowance of $780 thousand was required on the Company's deferred tax assets.

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Pursuant to ASC 740, the effect of a change in tax law or rate is recognized at the date of enactment. Deferred tax assets and liabilities are adjusted for the effect of a change in tax law or rate in the period that includes the enactment date, and the effect of the change is recorded in income tax expense or benefit. On December 22, 2017, The Tax Cut and Jobs Act ("The Tax Act") was signed into law, permanently reducing the corporate tax rate from 35% to 21%. As a result, the Company recorded an adjustment to its net deferred tax asset and a charge to income tax expense of $57.2 million. The Company's evaluation of the effect of The Tax Act is on-going. The adjustment recorded is based on available information and the Company's interpretation of the information and the provisions of The Tax Act. The adjustment is subject to refinement for up to one year after the date of enactment.

The effect of a tax position is recognized in the financial statements if it is probable that position is more likely than not to be sustained by the taxing authority. Benefits from tax positions are measured at the highest tax benefit that is greater than 50% likely of being realized upon settlement. To the extent that the final tax outcome of these matters is different from the amounts recorded, the differences (both favorably and unfavorably) impact income tax expense in the period in which the determination is made. The Company recognizes interest and/or penalties related to income tax matters in other noninterest expense.

Share-based Compensation

The Company accounts for share-based compensation awards at the estimated fair value as of the grant date of the award. Stock options are valued based on the Black-Scholes model, and restricted stock awards and units are valued based on the market price of the Company's stock on the day preceding the day of grant. The grant-date fair value of the award is recognized as expense over the requisite service period in which the awards are expected to vest.

Derivatives

Derivatives designated as cash flow hedges, in accordance with FASB ASC Topic 815, Derivatives and Hedging ("ASC 815"), are used primarily to minimize the variability in cash flows of assets or liabilities caused by interest rates. Cash flow hedges are periodically tested for effectiveness, which measures the correlation of the cash flows of the hedged item with the cash flows from the derivative. The effective portion of changes in the fair value of derivatives designated as cash flow hedges is recorded in accumulated other comprehensive income ("AOCI") and is subsequently reclassified into net income in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivative is recognized directly in earnings. The Company had no cash flow hedges at December 31, 2017 and 2016.

The Company has derivatives that are not designated as hedges and are not speculative and result from a service the Company provides to certain customers. The Company executes interest rate derivatives with commercial banking customers to facilitate their respective risk management strategies. Those interest rate derivatives are simultaneously hedged by offsetting derivatives that the Company executes with a third party, thus minimizing its net exposure from such transactions. These derivatives do not meet the hedge accounting requirements; therefore, changes in the fair value of both the customer derivative and the offsetting derivative are recognized in noninterest income on the consolidated statements of income.

Fair Value

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability.

ASC 820 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

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Under the guidance in ASC 820, the Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1	Quoted prices in active markets for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2	Significant observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value to such assets or liabilities.

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NOTE 3 - Business Combination

Assets acquired and liabilities assumed in the Legacy Xenith Merger were recorded by the Company at their estimated fair values as of the effective date of the Legacy Xenith Merger, which was July 29, 2016. Fair value estimates were based on management's assessment of the best information available at the time of determination and are highly subjective.

The Legacy Xenith Merger combined two banks with complementary capabilities and geographical focus, thus provided the opportunity for the organization to leverage its existing infrastructure, including people, processes and systems, across a larger asset base.

The following table presents the summary balance sheet of Legacy Xenith as of the date of the Legacy Xenith Merger inclusive of estimated fair value adjustments and the allocation of consideration paid in the Legacy Xenith Merger to the acquired assets and assumed liabilities. Common stock issued and the per share price are reflected on a pre-Reverse Stock Split basis. The allocation resulted in goodwill of $26.9 million, which represents the growth opportunities and franchise value the Bank has in the markets it serves.

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As of July 29, 2016
Fair value of assets acquired:
Cash and cash equivalents	$69,241
Investment securities	139,025
Loans	827,987
Premises and equipment	6,180
Other real estate owned	738
Core deposit intangible	4,006
Accrued interest receivable	4,464
Net deferred tax asset	5,156
Bank-owned life insurance	19,917
Other assets	17,879
Total assets	$1,094,593
Fair value of liabilities assumed:
Deposits	$956,078
Accrued interest payable	285
Supplemental executive retirement plan	2,162
Borrowings	36,533
Other liabilities	8,112
Total liabilities	$1,003,170
Net identifiable assets acquired	$91,423

Consideration paid:
Company's common shares issued (1)	58,915,439
Purchase price per share (2)	$1.97
Value of common stock issued	$116,063
Estimated fair value of stock options	2,290
Cash in lieu of fractional shares	1
Total consideration paid	118,354
Goodwill	$26,931

(1) The issuance of shares in the Legacy Xenith Merger preceded the Reverse Stock Split and the number of shares of the Company common stock is presented on a pre-Reverse Stock Split basis.

(2) The value of the shares of the Company common stock exchanged for shares of Legacy Xenith common stock was based upon the closing price of Company common stock at July 28, 2016, the last trading day prior to the date of completion of the Legacy Xenith Merger, which occurred prior to the Reverse Stock Split and is presented at the pre-Reverse Stock Split price.

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The following table presents the purchased performing and purchased credit-impaired loans receivable at the date of the Legacy Xenith Merger and the fair value adjustments (discounts) recorded immediately following the Legacy Xenith Merger:

	Purchased Performing	Purchased Impaired	Total
Principal payments receivable	$830,613	$9,851	$840,464
Fair value adjustment - credit and interest	(9,318)	(3,159)	(12,477)
Fair value of acquired loans	$821,295	$6,692	$827,987

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NOTE 4 - Discontinued Operations

In connection with the GBMI Sale, which was completed on October 17, 2016, GBMI ceased taking new mortgage loan applications, and all applications with prospective borrowers that were in process as of the completion of the GBMI Sale were managed by GBMI through funding and sale to investors in the ordinary course of business. As of December 31, 2017, there were no remaining loans to be funded or sold to investors related to GBMI, and as of December 31, 2016, $9.9 million of loans were held for sale to investors related to GBMI, which are included in assets from discontinued operations in the Company’s consolidated balance sheets. Proceeds from the GBMI Sale, which included the sale of certain fixed assets, were $87 thousand.

As of the end of the first quarter of 2017, the operations of GBMI had been transitioned to the purchaser. Management believes, as of December 31, 2017, there are no significant on-going obligations with respect to the mortgage banking business that have not been recorded in the Company's consolidated financial statements. As of December 31, 2017, the Company had a liability of $589 thousand recorded as liabilities of discontinued operations on its consolidated balance sheet, which consists primarily of amounts due to the former non-controlling interest holder, which is reserved to satisfy a portion of any future obligations.

The following table presents summarized results of operations of the discontinued operations for the periods stated:

	December 31, 2017	December 31, 2016
Net interest income	$17	$514
Benefit for loan losses	(5)	(22)
Net interest income after provision for loan losses	22	536
Noninterest income	166	20,784
Noninterest expense:
Salaries and employee benefits	247	13,315
Professional and consultant fees	5	293
Occupancy	7	657
Data processing	56	482
Equipment	2	60
Advertising and marketing	6	664
Other	(1)	1,658
Total noninterest expense	322	17,129
Net (loss) income before provision for income taxes	(134)	4,191
(Benefit) provision for income taxes	(20)	996
Net (loss) income	(114)	3,195
Net (loss) income attributable to non-controlling interest	(129)	1,667
Net income attributable to Xenith Bankshares, Inc.	$15	$1,528

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NOTE 5 - Cash Reserves

To comply with regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement based on the measurement periods closest to December 31, 2017 and December 31, 2016 was $63.9 million for both periods. The Bank was in compliance with this requirement at December 31, 2017 and 2016.

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NOTE 6 - Investment Securities

The following tables present amortized cost, gross unrealized gains and losses, and fair values of investment securities available for sale as of the dates stated:

	December 31, 2017
		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Mortgage-backed securities
Agencies	$120,673	$150	$1,020	$119,803
Collateralized	63,066	1	1,065	62,002
Collateralized mortgage obligations	26,330	11	476	25,865
Asset-backed securities	6,687	—	76	6,611
Municipals
Tax-exempt	63,201	66	372	62,895
Taxable	17,908	—	374	17,534
Corporate bonds	973	—	—	973
Equity securities	99	—	—	99
Total securities available for sale	$298,937	$228	$3,383	$295,782

	December 31, 2016
		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Mortgage-backed securities
Agencies	$135,054	$793	$957	$134,890
Collateralized	63,837	61	1,145	62,753
Collateralized mortgage obligations	19,626	288	104	19,810
Asset-backed securities	14,866	—	108	14,758
Municipals
Tax-exempt	67,738	—	2,983	64,755
Taxable	18,105	1	430	17,676
Corporate bonds	983	1	—	984
Equity securities	969	848	—	1,817
Total securities available for sale	$321,178	$1,992	$5,727	$317,443

As of December 31, 2017 and 2016, the Company had available-for-sale securities with a fair value of $57.5 million and $83.0 million, respectively, pledged as collateral for public deposits, derivatives and other purposes.

Unrealized Losses

The following tables present the fair values and gross unrealized losses aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position as of the dates stated:

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		December 31, 2017
		Less than 12 Months		12 Months or More		Total
	Number of		Unrealized		Unrealized		Unrealized
	securities	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
Mortgage-backed securities
Agencies	27	$58,154	$383	$32,274	$637	$90,428	$1,020
Collateralized	23	25,287	140	35,676	925	60,963	1,065
Collateralized mortgage obligations	8	20,415	373	4,286	103	24,701	476
Asset-backed securities	2	—	—	6,611	76	6,611	76
Municipals
Tax-exempt	34	12,186	50	36,096	322	48,282	372
Taxable	10	3,385	65	14,149	309	17,534	374
Total securities available for sale	104	$119,427	$1,011	$129,092	$2,372	$248,519	$3,383

		December 31, 2016
		Less than 12 Months		12 Months or More		Total
	Number of		Unrealized		Unrealized		Unrealized
	securities	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
Mortgage-backed securities
Agencies	33	$88,315	$945	$695	$12	$89,010	$957
Collateralized	19	42,272	1,145	—	—	42,272	1,145
Collateralized mortgage obligations	6	7,216	104	—	—	7,216	104
Asset-backed securities	6	5,443	64	9,315	44	14,758	108
Municipals
Tax-exempt	44	64,755	2,983	—	—	64,755	2,983
Taxable	9	17,149	430	—	—	17,149	430
Total securities available for sale	117	$225,150	$5,671	$10,010	$56	$235,160	$5,727

In instances where an unrealized loss did occur, there was no indication of an adverse change in credit on any of the underlying securities in the tables above, and management believes no individual unrealized loss represented an OTTI as of those dates. The Company does not intend to sell and it is not more likely than not that it will be required to sell the securities before the recovery of their amortized cost basis, which may be at maturity.

Maturities of Investment Securities

The following table presents the amortized cost and fair value by contractual maturity of investment securities available for sale as of the dates stated. Expected maturities may differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities that are not due at a single maturity date and equity securities, which do not have contractual maturities, are shown separately.

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	December 31, 2017		December 31, 2016
	Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value
Due in one year or less	$763	$759	$502	$502
Due after one year but less than five years	14,541	14,327	12,283	12,056
Due after five years but less than ten years	64,208	63,768	69,900	66,880
Due after ten years	2,570	2,548	4,141	3,977
Mortgage-backed securities
Agencies	120,673	119,803	135,054	134,890
Collateralized	63,066	62,002	63,837	62,753
Collateralized mortgage obligations	26,329	25,865	19,626	19,810
Asset-backed securities	6,687	6,611	14,866	14,758
Equity securities	99	99	969	1,817
Total securities available for sale	$298,936	$295,782	$321,178	$317,443

Federal Home Loan Bank ("FHLB")

The Company's investment in FHLB stock totaled $12.9 million and $10.1 million at December 31, 2017 and 2016, respectively. FHLB stock is generally viewed as a long-term investment and as a restricted investment, as it is required to be held in order to access FHLB advances (i.e., borrowings). The Company earns dividends from its investment in FHLB stock and, for the year ended December 31, 2017, recorded an annualized dividend rate of 5.34%. The investment in FHLB stock is carried at cost as there is no active market or exchange for the stock other than the FHLB or member institutions.

Federal Reserve Bank and Other Restricted Stock

The Company's investment in FRB totaled $14.5 million and $14.0 million at December 31, 2017 and 2016, respectively. FRB stock is generally viewed as a long-term investment and as a restricted investment, as it is required to be held to effect membership in the Federal Reserve. It is carried at cost as there is not an active market or exchange for the stock other than the FRB or member institutions. The remaining restricted stock in the amount of $178 thousand at December 31, 2017 and 2016 held by the Company is in other banks with which the Bank conducts or has the ability to conduct correspondent activity. These investments are also carried at cost as there is no readily available market for these securities.

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NOTE 7 - Loans and Allowance for Loan Losses

The following table presents the Company’s composition of loans as of the dates stated. All lending decisions are based upon a thorough evaluation of the financial strength and credit history of the borrower and the quality and value of the collateral securing the loan.

The Company makes owner-occupied real estate ("OORE") loans, which are secured in part by the real estate that is generally the offices or production facilities of the borrower. In some cases, the real estate is not held by the commercial enterprise, rather it is owned by the principals of the business or an entity controlled by the principals. The Company classifies OORE loans as commercial and industrial, as the primary source of repayment of the loan is generally dependent on the financial performance of the commercial enterprise occupying the property, with the real estate being a secondary source of repayment.

The Company held guaranteed student loans ("GSLs"), which were originated under the Federal Family Education Loan Program ("FFELP"), authorized by the Higher Education Act of 1965, as amended. Pursuant to the FFELP, the student loans are substantially guaranteed by a guaranty agency and reinsured by the U.S. Department of Education. The Company had an agreement with a third-party servicer of student loans to provide all day-to-day operational requirements for the servicing of the loans. The GSLs carry a nearly 98% guarantee of principal and accrued interest, and in allocating the consideration paid in the Legacy Xenith Merger, the Company recorded a fair value adjustment for GSLs reducing the carrying amount in the loan portfolio to a carrying value that approximated the guaranteed portion of the loans. During 2017, the Company sold the GSLs and recorded gains totaling $252 thousand, which were reported as noninterest income in its consolidated statement of income.

	December 31, 2017	December 31, 2016
Commercial & Industrial	$828,544	$895,952
Construction	298,929	257,712
Commercial real estate	650,452	585,727
Residential real estate	367,480	405,291
Consumer	359,590	274,008
Guaranteed student loans	—	44,043
Deferred loan fees and related costs	1,594	1,323
Total loans	$2,506,589	$2,464,056

As of December 31, 2017, the Company had $578.8 million of loans pledged to the FRB and the FHLB as collateral for borrowings.

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Allowance for Loan Losses

The following table presents the allowance for loan loss activity, by loan category, for the periods stated. The Company had no allowance for loan losses on its GSL portfolio, as the carrying amount of the portfolio approximated the portion of the loans subject to federal guarantee.

	December 31, 2017	December 31, 2016
Balance at beginning of period	$21,940	$23,157
Charge-offs:
Commercial & Industrial	5,271	6,594
Construction	61	8,076
Commercial real estate	966	767
Residential real estate	2,425	2,299
Consumer	716	48
Guaranteed student loans	—	—
Overdrafts	209	134
Total charge-offs	9,648	17,918
Recoveries:
Commercial & Industrial	1,073	2,969
Construction	811	1,264
Commercial real estate	430	392
Residential real estate	1,068	715
Consumer	231	32
Guaranteed student loans	—	—
Overdrafts	50	—
Total recoveries	3,663	5,372
Net charge-offs	5,985	12,546
Provision for loan losses	874	11,329
Balance at end of period	$16,829	$21,940

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The following tables present the allowance for loan losses, with the amount independently and collectively evaluated for impairment, and loan balances, by loan type, as of the dates stated:

	December 31, 2017
		Individually Evaluated	Collectively Evaluated
	Total Amount	for Impairment	for Impairment
Allowance for loan losses applicable to:
Purchased credit-impaired loans
Commercial & Industrial	$—	$—	$—
Construction	—	—	—
Commercial real estate	—	—	—
Residential real estate	9	9	—
Consumer	—	—	—
Total purchased credit-impaired loans	9	9	—
Originated and other purchased loans
Commercial & Industrial	2,317	109	2,208
Construction	1,644	231	1,413
Commercial real estate	2,891	423	2,468
Residential real estate	3,199	1,251	1,948
Consumer	1,672	12	1,660
Guaranteed student loans	—	—	—
Unallocated qualitative	5,097	—	5,097
Total originated and other purchased loans	16,820	2,026	14,794
Total allowance for loan losses	$16,829	$2,035	$14,794
Loan balances applicable to:
Purchased credit-impaired loans
Commercial & Industrial	$721	$721	$—
Construction	923	923	—
Commercial real estate	948	948	—
Residential real estate	1,593	1,593	—
Consumer	43	43	—
Total purchased credit-impaired loans	4,228	4,228	—
Originated and other purchased loans
Commercial & Industrial	827,823	10,501	817,322
Construction	298,006	6,903	291,103
Commercial real estate	649,504	6,307	643,197
Residential real estate	365,887	11,514	354,373
Consumer	359,547	33	359,514
Guaranteed student loans	—	—	—
Deferred loan fees and related costs	1,594	—	1,594
Total originated and other purchased loans	2,502,361	35,258	2,467,103
Total loans	$2,506,589	$39,486	$2,467,103

26

	December 31, 2016
		Individually Evaluated	Collectively Evaluated
	Total Amount	for Impairment	for Impairment
Allowance for loan losses applicable to:
Purchased credit-impaired loans
Commercial & Industrial	$—	$—	$—
Construction	—	—	—
Commercial real estate	—	—	—
Residential real estate	—	—	—
Consumer	—	—	—
Total purchased credit-impaired loans	—	—	—
Originated and other purchased loans
Commercial & Industrial	5,816	3,327	2,489
Construction	1,551	161	1,390
Commercial real estate	2,410	734	1,676
Residential real estate	5,205	1,275	3,930
Consumer	1,967	606	1,361
Guaranteed student loans	—	—	—
Unallocated qualitative	4,991	—	4,991
Total originated and other purchased loans	21,940	6,103	15,837
Total allowance for loan losses	$21,940	$6,103	$15,837
Loan balances applicable to:
Purchased credit-impaired loans
Commercial & Industrial	$897	$897	$—
Construction	992	992	—
Commercial real estate	1,090	1,090	—
Residential real estate	2,122	2,122	—
Consumer	55	55	—
Total purchased credit-impaired loans	5,156	5,156	—
Originated and other purchased loans
Commercial & Industrial	895,055	24,052	871,003
Construction	256,720	7,982	248,738
Commercial real estate	584,637	9,184	575,453
Residential real estate	403,169	12,637	390,532
Consumer	273,953	1,551	272,402
Guaranteed student loans	44,043	—	44,043
Deferred loan fees and related costs	1,323	—	1,323
Total originated and other purchased loans	2,458,900	55,406	2,403,494
Total loans	$2,464,056	$60,562	$2,403,494

27

The following tables present the loans that were individually evaluated for impairment, by loan type, as of the dates stated. The tables present those loans with and without an allowance for loan losses and various additional data as of the dates stated:

	December 31, 2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Purchased credit-impaired loans
Commercial & Industrial	$721	$1,054	$—
Construction	923	1,377	—
Commercial real estate	948	1,363	—
Residential real estate	1,547	2,021	—
Consumer	43	78	—
Originated and other purchased loans
Commercial & Industrial	10,329	11,728	—
Construction	6,262	15,212	—
Commercial real estate	5,254	6,197	—
Residential real estate	5,740	7,269	—
Consumer	6	27	—
With an allowance recorded:
Purchased credit-impaired loans
Commercial & Industrial	—	—	—
Construction	—	—	—
Commercial real estate	—	—	—
Residential real estate	46	64	9
Consumer	—	—	—
Originated and other purchased loans
Commercial & Industrial	172	258	109
Construction	641	641	231
Commercial real estate	1,053	1,053	423
Residential real estate	5,774	5,775	1,251
Consumer	27	27	12
Total loans individually evaluated for impairment	$39,486	$54,144	$2,035

28

	December 31, 2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Purchased credit-impaired loans
Commercial & Industrial	$897	$1,298	$—
Construction	992	1,448	—
Commercial real estate	1,090	1,520	—
Residential real estate	2,122	2,989	—
Consumer	55	92	—
Originated and other purchased loans
Commercial & Industrial	12,809	14,185	—
Construction	7,078	16,327	—
Commercial real estate	7,131	9,214	—
Residential real estate	7,038	7,816	—
Consumer	8	28	—
With an allowance recorded:
Purchased credit-impaired loans
Commercial & Industrial	—	—	—
Construction	—	—	—
Commercial real estate	—	—	—
Residential real estate	—	—	—
Consumer	—	—	—
Originated and other purchased loans
Commercial & Industrial	11,243	16,297	3,327
Construction	904	1,054	161
Commercial real estate	2,053	2,053	734
Residential real estate	5,599	5,631	1,275
Consumer	1,543	1,546	606
Total loans individually evaluated for impairment	$60,562	$81,498	$6,103

29

	December 31, 2017		December 31, 2016
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Purchased credit-impaired loans
Commercial & Industrial	$789	$—	$919	$2
Construction	958	—	1,634	11
Commercial real estate	1,018	—	1,289	24
Residential real estate	1,880	30	2,194	17
Consumer	50	3	57	1
Originated and other purchased loans
Commercial & Industrial	10,678	212	13,176	303
Construction	6,441	267	10,543	206
Commercial real estate	6,356	225	7,542	269
Residential real estate	6,753	60	7,615	14
Consumer	14	—	14	—
With an allowance recorded:
Purchased credit-impaired loans
Commercial & Industrial	—	—	—	—
Construction	—	—	—	—
Commercial real estate	—	—	—	—
Residential real estate	50	—	—	—
Consumer	—	—	—	—
Originated and other purchased loans
Commercial & Industrial	204	—	11,018	203
Construction	687	9	933	9
Commercial real estate	1,067	49	2,123	12
Residential real estate	5,879	126	5,333	173
Consumer	29	—	1,565	—
Total loans individually evaluated for impairment	$42,853	$981	$65,955	$1,244

The following table presents accretion of acquired loan discounts for the periods stated. The amount of accretion recognized within a period is based on many factors, including, among other factors, loan prepayments and curtailments; therefore, amounts recognized are subject to volatility.

	December 31, 2017	December 31, 2016
Balance at beginning of period	$9,030	$—
Additions	—	12,477
Accretion (1)	(3,126)	(2,921)
Disposals (2)	(1,374)	(526)
Balance at end of period	$4,530	$9,030

(1) Accretion amounts are reported in interest income.

(2) Disposals represent the reduction of purchase accounting adjustments due to the resolution of acquired loans at amounts less than the contractually-owed receivable.

30

Of the $12.5 million fair value adjustment recorded as part of the Legacy Xenith Merger, $3.2 million was related to $9.9 million of purchased credit-impaired loans. The remaining carrying value and fair value adjustment on the purchased credit-impaired loans as of December 31, 2017 was $4.2 million and $1.7 million, respectively.

Management believes the allowance for loan losses as of December 31, 2017 is adequate to absorb losses inherent in the Company's loan portfolio.

Impaired Loans

Total impaired loans were $39.5 million and $60.6 million at December 31, 2017 and 2016, respectively. In determining the estimated fair value of collateral dependent impaired loans, the Company uses third-party appraisals and, if necessary, utilizes a proprietary database of its historical property appraisals in conjunction with external data and applies a relevant discount derived from analysis of appraisals of similar property type, vintage and geographic location (for example, in situations where the most recent available appraisal is aged and an updated appraisal has not yet be received). Collateral dependent impaired loans were $35.1 million and $50.2 million at December 31, 2017 and 2016, respectively, and are measured at the estimated fair value of the underlying collateral less disposal costs. Impaired loans for which no allowance is provided totaled $31.8 million and $39.2 million at December 31, 2017 and 2016, respectively. Loans written down to their estimated fair value of collateral less costs to sell account for $6.7 million and $8.1 million of the impaired loans for which no allowance has been provided as of December 31, 2017 and 2016, respectively.

Nonperforming Assets

Nonperforming assets consist of nonaccrual loans and other real estate owned and repossessed assets. As of December 31, 2017 and 2016, the Company had no loans that were past due greater than 90 days and accruing interest.

31

The following table presents nonperforming assets, by loan category, as of the dates stated:

	December 31, 2017	December 31, 2016
Purchased credit-impaired loans:
Commercial & Industrial	$721	$897
Construction	923	992
Commercial real estate	948	1,090
Residential real estate	1,294	1,549
Consumer	31	39
Total purchased credit-impaired loans	3,917	4,567
Originated and other purchased loans:
Commercial & Industrial	5,558	11,805
Construction	1,993	2,830
Commercial real estate	989	3,686
Residential real estate	7,147	7,931
Consumer	33	1,551
Total originated and other purchased loans	15,720	27,803
Total nonaccrual loans	19,637	32,370
Other real estate owned	4,214	5,345
Total nonperforming assets	$23,851	$37,715

The following table presents a reconciliation of nonaccrual loans to impaired loans as of the dates stated:

	December 31, 2017	December 31, 2016
Nonaccrual loans	$19,637	$32,370
TDRs on accrual	19,538	27,603
Impaired loans on accrual	311	589
Total impaired loans	$39,486	$60,562

The following table presents a rollforward of nonaccrual loans for the period stated:

	Commercial & Industrial	Construction	Commercial real estate	Residential real estate	Consumer	Total
Balance at December 31, 2016	$12,702	$3,822	$4,776	$9,480	$1,590	$32,370
Transfers in	8,817	468	1,294	7,495	565	18,639
Transfers to other real estate owned	(63)	(75)	—	(887)	—	(1,025)
Charge-offs	(5,271)	(61)	(966)	(2,425)	(925)	(9,648)
Payments	(9,114)	(1,238)	(2,670)	(3,634)	(1,145)	(17,801)
Return to accrual	(748)	—	(497)	(1,632)	(21)	(2,898)
Loan type reclassification	(44)	—	—	44	—	—
Balance at December 31, 2017	$6,279	$2,916	$1,937	$8,441	$64	$19,637

32

Age Analysis of Past Due Loans

The following tables present an age analysis of loans, by loan category, as of the dates stated:

	December 31, 2017
		30-89 days	90+ days	Total	Total
	Current	Past Due	Past Due	Past Due	Loans
Purchased credit-impaired loans:
Commercial & Industrial	$597	$—	$124	$124	$721
Construction	727	—	196	196	923
Commercial real estate	590	358	—	358	948
Residential real estate	1,127	145	321	466	1,593
Consumer	12	—	31	31	43
Total purchased credit-impaired loans	3,053	503	672	1,175	4,228
Originated and other purchased loans:
Commercial & Industrial	819,567	3,610	4,646	8,256	827,823
Construction	295,423	769	1,814	2,583	298,006
Commercial real estate	648,514	—	990	990	649,504
Residential real estate	356,631	4,395	4,861	9,256	365,887
Consumer	359,287	233	27	260	359,547
Guaranteed student loans	—	—	—	—	—
Deferred loan fees and related costs	1,594	—	—	—	1,594
Total originated and other purchased loans	2,481,016	9,007	12,338	21,345	2,502,361
Total loans	$2,484,069	$9,510	$13,010	$22,520	$2,506,589

	December 31, 2016
		30-89 days	90+ days	Total	Total
	Current	Past Due	Past Due	Past Due	Loans
Purchased credit-impaired loans:
Commercial & Industrial	$145	$11	$741	$752	$897
Construction	774	181	37	218	992
Commercial real estate	1,090	—	—	—	1,090
Residential real estate	1,261	297	564	861	2,122
Consumer	16	—	39	39	55
Total purchased credit-impaired loans	3,286	489	1,381	1,870	5,156
Originated and other purchased loans:
Commercial & Industrial	883,531	1,714	9,810	11,524	895,055
Construction	254,058	53	2,609	2,662	256,720
Commercial real estate	580,355	2,911	1,371	4,282	584,637
Residential real estate	395,579	5,124	2,466	7,590	403,169
Consumer	272,147	1,630	176	1,806	273,953
Guaranteed student loans	30,909	5,562	7,572	13,134	44,043
Deferred loan fees and related costs	1,323	—	—	—	1,323
Total originated and other purchased loans	2,417,902	16,994	24,004	40,998	2,458,900
Total loans	$2,421,188	$17,483	$25,385	$42,868	$2,464,056

33

Credit Quality

The following tables present information about the credit quality of the loan portfolio using the Company’s internal rating system as an indicator, by loan category, as of the dates stated:

	December 31, 2017
		Special
	Pass	Mention	Substandard	Total
Purchased credit-impaired loans:
Commercial & Industrial	$—	$—	$721	$721
Construction	—	—	923	923
Commercial real estate	—	—	948	948
Residential real estate	—	202	1,391	1,593
Consumer	—	—	43	43
Total purchased credit-impaired loans	—	202	4,026	4,228
Originated and other purchased loans:
Commercial & Industrial	816,187	5,495	6,141	827,823
Construction	289,295	6,353	2,358	298,006
Commercial real estate	643,034	1,620	4,850	649,504
Residential real estate	332,495	19,633	13,759	365,887
Consumer	356,259	3,243	45	359,547
Guaranteed student loans	—	—	—	—
Deferred loan fees and related costs	1,594	—	—	1,594
Total originated and other purchased loans	2,438,864	36,344	27,153	2,502,361
Total loans	$2,438,864	$36,546	$31,179	$2,506,589

	December 31, 2016
		Special
	Pass	Mention	Substandard	Total
Purchased credit-impaired loans:
Commercial & Industrial	$—	$—	$897	$897
Construction	—	—	992	992
Commercial real estate	—	—	1,090	1,090
Residential real estate	—	—	2,122	2,122
Consumer	—	—	55	55
Total purchased credit-impaired loans	—	—	5,156	5,156
Originated and other purchased loans:
Commercial & Industrial	873,180	9,391	12,484	895,055
Construction	247,335	6,460	2,925	256,720
Commercial real estate	571,781	3,689	9,167	584,637
Residential real estate	366,940	21,646	14,583	403,169
Consumer	270,919	1,467	1,567	273,953
Guaranteed student loans	44,043	—	—	44,043
Deferred loan fees and related costs	1,323	—	—	1,323
Total originated and other purchased loans	2,375,521	42,653	40,726	2,458,900
Total loans	$2,375,521	$42,653	$45,882	$2,464,056

34

Troubled Debt Restructurings

Loans meeting the criteria to be classified as TDRs are included in impaired loans. As of December 31, 2017 and 2016, loans classified as TDRs were $20.5 million and $28.9 million, respectively. The following table presents the number of and recorded investment in loans classified as TDRs by management, by loan category, as of the dates stated:

	December 31, 2017		December 31, 2016
	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment
Commercial & Industrial	6	$5,711	13	$13,067
Construction	4	4,971	5	5,225
Commercial real estate	8	5,317	7	5,498
Residential real estate	11	4,502	14	5,082
Consumer	—	—	—	—
Total	29	$20,501	39	$28,872

Of TDRs, amounts totaling $19.5 million were accruing and $1.0 million were nonaccruing at December 31, 2017, and $27.6 million were accruing and $1.3 million were nonaccruing at December 31, 2016. Loans classified as TDRs that are on nonaccrual status at the time of the restructuring generally remain on nonaccrual status for approximately six months before management considers whether such loans may return to accrual status. Loans classified as TDRs in nonaccrual status may be returned to accrual status after a period of performance under which the borrower demonstrates the ability and willingness to repay the loan in accordance with the modified terms. For the year ended December 31, 2017, none of the nonaccrual TDRs were returned to accrual status.

The following table presents a rollforward of accruing and nonaccruing TDRs for the period stated:

	Accruing	Nonaccruing	Total
Balance at December 31, 2016	$27,603	$1,269	$28,872
Charge-offs	—	(75)	(75)
Payments	(8,011)	(285)	(8,296)
New TDR designation	—	—	—
Release TDR designation	—	—	—
Transfer	—	—	—
Balance at December 31, 2017	$19,592	$909	$20,501

35

The following table presents performing and nonperforming loans identified as TDRs, by loan type, as of the dates stated:

	December 31, 2017	December 31, 2016
Performing TDRs:
Commercial & Industrial	$4,943	$12,247
Construction	4,910	5,152
Commercial real estate	5,317	5,498
Residential real estate	4,368	4,706
Consumer	—	—
Total performing TDRs	19,538	27,603
Nonperforming TDRs:
Commercial & Industrial	768	820
Construction	61	73
Commercial real estate	—	—
Residential real estate	134	376
Consumer	—	—
Total nonperforming TDRs	963	1,269
Total TDRs	$20,501	$28,872

The allowance for loan losses allocated to TDRs was $757 thousand and $705 thousand at December 31, 2017 and 2016, respectively.

Two TDRs totaling $75 thousand were charged off during the year ended December 31, 2017. There were no TDRs charged off and there was no allocated portion of allowance for loan losses associated with TDRs charged off during the year ended December 31, 2016.

For the years ended December 31, 2017 and 2016, the Company had no loans for which there was a payment default and subsequent movement to nonaccrual status that were modified as TDRs. The Company had no commitments to lend additional funds to debtors owing receivables identified as TDRs at December 31, 2017 and December 31, 2016.

36

NOTE 8 - Goodwill and Other Intangible Assets

Goodwill of $26.9 million and core deposit intangibles of $4.0 million were recorded in the allocation of the purchase consideration in the Legacy Xenith Merger. The core deposit intangible is being amortized over approximately eight years on a straight-line basis.

The following table presents goodwill and other intangible assets as of the dates stated:

	December 31, 2017	December 31, 2016
Amortizable core deposit intangibles:
Gross amount	$4,006	$4,006
Accumulated amortization	(745)	(219)
Net core deposit intangibles	3,261	3,787
Goodwill	26,931	26,931
Total goodwill and other intangible assets, net	$30,192	$30,718

Estimated future amortization of core deposit intangibles is $526 thousand for each of the five years 2018 through 2022 and $632 thousand thereafter.

37

NOTE 9 - Premises and Equipment

The following table presents premises and equipment as of the dates stated:

	December 31, 2017	December 31, 2016
Land	$16,509	$16,609
Buildings and improvements	48,799	48,967
Leasehold improvements	2,156	2,162
Equipment, furniture and fixtures	18,010	17,584
Construction in progress	63	—
	85,537	85,322
Less accumulated depreciation and amortization	(30,904)	(28,326)
Premises and equipment, net	$54,633	$56,996

Depreciation and amortization expense related to premises and equipment for the years ended December 31, 2017 and 2016 was $2.9 million for both periods.

38

NOTE 10 - Other Real Estate Owned and Repossessed Assets

The following table presents a rollforward of other real estate owned and repossessed assets for the period stated:

Amount
Balance at December 31, 2016	$5,345
Transfers in (via foreclosure)	1,624
Sales	(2,792)
Gains on sales	287
Impairments	(250)
Balance at December 31, 2017	$4,214

As of December 31, 2017, there were $572 thousand of residential real estate properties included in the balance of other real estate owned and repossessed assets. Also, at December 31, 2017, the Company held $777 thousand of residential real estate mortgage loans secured by residential real estate properties for which formal foreclosure proceedings were in process.

Other real estate owned and repossessed assets are reported net of a valuation allowance. The following table shows an analysis of the valuation allowance on these assets for the periods stated:

	December 31, 2017	December 31, 2016
Balance at beginning of period	$3,031	$9,875
Impairments	250	1,818
Charge-offs	(2,005)	(8,662)
Balance at end of period	$1,276	$3,031

The following table presents amounts applicable to other real estate owned and repossessed assets included in the consolidated statements of income for the periods stated:

	December 31, 2017	December 31, 2016
Gains on sales	$(287)	$(1,286)
Impairments	250	1,818
Operating expenses	210	368
Total	$173	$900

39

NOTE 11 - Deposits

The following table presents a summary of deposit accounts as of the dates stated:

	December 31, 2017	December 31, 2016
Noninterest-bearing demand deposits	$511,371	$501,678
Interest-bearing:
Demand and money market	1,182,473	1,113,453
Savings deposits	95,593	86,739
Time deposits less than $250	689,822	785,303
Time deposits $250 or more	66,288	84,797
Total deposits	$2,545,547	$2,571,970

Deposits of officers and directors as of December 31, 2017 and 2016 totaled $35.8 million and $44.2 million, respectively.

The following table presents time deposit balances by year of maturity and weighted average interest rates for the next five years, as of December 31, 2017:

		Weighted
Year	Total	Average Rate
2018	$480,664	1.01%
2019	202,015	1.44%
2020	43,170	1.53%
2021	25,122	1.64%
2022	5,128	1.40%
Thereafter	11	1.10%
Total time deposits	$756,110

40

NOTE 12 - Derivative Instruments

Derivatives are financial instruments whose value is based on one or more underlying assets. The Company, through GBMI, originated residential mortgage loans for sale into the secondary market on a best efforts basis. In connection with the underwriting process, the Company entered into commitments to lock-in the interest rate of the loan with the borrower prior to funding ("interest rate lock commitments"), which are considered derivatives. The Company managed its exposure to changes in fair value associated with these interest rate-lock commitments by entering into simultaneous agreements to sell the residential loans to third-party investors shortly after origination and funding. Under the contractual relationship in the best efforts method, the Company was obligated to sell the loans only if the loans close. At December 31, 2017 and 2016, the Company had loans held for sale of $0.0 million and $9.9 million, respectively, reported in assets from discontinued operations on its consolidated balance sheets. At December 31, 2017 and 2016, the Company had interest rate lock commitments in the amounts of $0.0 million and $1.4 million, respectively.

The Company has derivative financial instruments not designated as hedges and result from a service the Company provides to meet the needs of certain commercial customers. The Company executes interest rate swaps with commercial banking customers to facilitate their respective risk management strategies. Derivative contracts are executed between the Company and certain commercial loan customers with offsetting positions to dealers under a back-to-back swap arrangement enabling the commercial loan customers to effectively exchange variable-rate interest payments under their existing obligations for fixed-rate interest payments. These derivatives do not meet hedge accounting requirements; therefore, changes in the fair value of both the customer derivative and the offsetting derivative are recognized in net income. For the year ended December 31, 2017 and 2016, the Company recorded $983 thousand and $110 thousand, respectively, of income related to its back-to-back interest rate swap program that was included in other noninterest income on its consolidated statements of income.

The Company has minimum collateral requirements with its financial institution counterparties for non-hedge derivatives that contain provisions, whereby if the Company fails to maintain its status as a well or an adequately capitalized institution, the Company could be required to terminate or fully collateralize the derivative contract. Additionally, if the Company defaults on any of its indebtedness, including default where repayment has not been accelerated by the lender, the Company could also be in default on its derivative obligations. As of December 31, 2017, the Bank had cash and securities in the amount of $3.9 million pledged as collateral under the agreements. If the Company is not in compliance with the terms of the derivative agreements, it could be required to settle its obligations under the agreements at termination value.

Certain financial instruments, including derivatives, may be eligible for offset in the consolidated balance sheet and/or subject to master netting arrangements. The Company’s derivative transactions with financial institution counterparties are generally executed under International Swaps and Derivative Association (ISDA) master agreements, which include right of setoff provisions. In such cases, there is generally a legally enforceable right to offset recognized amounts and there may be an intention to settle such amounts on a net basis. However, the Company has not offset financial instruments for financial reporting purposes.

41

The following tables present information about derivatives that are eligible for offset in the consolidated balance sheets as of the dates stated. Gross amounts of recognized assets and liabilities are recorded in other assets and other liabilities, respectively, on the Company's consolidated balance sheets.

		Gross	Net Amounts
		Amounts	of Assets	Gross Amounts
	Gross	Offset in	Presented	Not Offset in the
	Amounts	the	in the	Consolidated Balance Sheets
	of	Consolidated	Consolidated		Cash and Security
	Recognized	Balance	Balance	Financial	Collateral	Net
	Assets	Sheets	Sheets	Instruments	Received	Amount
Derivative assets:
December 31, 2017
Interest rate swap agreements	$1,409	$—	$1,409	$524	$—	$885
December 31, 2016
Interest rate swap agreements	1,223	—	1,223	53	1,120	50

		Gross	Net Amounts
		Amounts	of Liabilities	Gross Amounts
	Gross	Offset in	Presented	Not Offset in the
	Amounts	the	in the	Consolidated Balance Sheets
	of	Consolidated	Consolidated		Cash and Security
	Recognized	Balance	Balance	Financial	Collateral	Net
	Liabilities	Sheets	Sheets	Instruments	Pledged	Amount
Derivative liabilities:
December 31, 2017
Interest rate swap agreements	$1,301	$—	$1,301	$524	$—	$777
December 31, 2016
Interest rate swap agreements	1,226	—	1,226	53	341	832

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NOTE 13 - Income Taxes

The recorded income tax expense or benefit is based upon the results of operations, adjusted for the effect of certain tax-exempt income and nondeductible expenses. Certain items of income and expense are reported in different periods for financial reporting and tax return purposes resulting in temporary differences. The tax effects of these temporary differences are recognized currently in the deferred income tax expense or benefit on the Company’s consolidated statements of income.

The following table presents the statutory tax rate reconciled to the Company’s effective tax rate from continuing operations for the periods stated:

	December 31, 2017		December 31, 2016
	Tax	Rate	Tax	Rate
Income tax expense (benefit) at statutory rate	$10,809	35.00%	$(1,475)	(35.00)%
Change in federal statutory tax rate	57,200	185.20%	—	—
Nondeductible merger-related expenses	1,054	3.40%	1,310	31.09%
Tax-exempt income, net	(897)	(2.90)%	(681)	(16.16)%
State tax expense, net of federal benefit	11	—	(120)	(2.85)%
Equity-based excess tax benefit	(631)	(2.00)%	—	—
Change in state statutory tax rate	—	—	1,170	27.76%
Change in state tax apportionment	—	—	372	8.83%
Other nondeductible expenses	31	0.10%	14	0.33%
Valuation allowance release	—	—	(59,950)	(1,422.64)%
Prior year's tax return adjustments	—	—	(99)	(2.35)%
Adjustments to deferred items	—	—	(193)	(4.58)%
Other	55	0.20%	(76)	(1.80)%
Income tax expense (benefit) reported	$67,632	219.00%	$(59,728)	(1,417.37)%

Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities. These differences will result in deductible or taxable amounts in a future year(s) when the reported amounts of assets or liabilities are recovered or settled. Deferred assets and liabilities are stated at tax rates expected to be in effect in the year(s) the differences reverse. A valuation allowance is recorded against that portion of the deferred tax assets when it is not more likely than not that all or a portion of the asset will be realized. As of December 31, 2017, the Company had a net deferred tax asset of $90.2 million, which is net of a valuation allowance of $780 thousand.

Pursuant to ASC 740 paragraph 10-25-47, the effect of a change in tax law or rate is recognized at the date of enactment. ASC 740 paragraphs 10-35-4 and 10-45-15 state that deferred tax assets and liabilities are adjusted for the effect of a change in tax law or rate in the period that includes the enactment date, and the effect of the change is recorded in income tax expense or benefit from continuing operations. On December 22, 2017, The Tax Act was signed into law, permanently reducing the corporate tax rate from 35% to 21%. As a result, the Company recorded an adjustment to its net deferred tax asset and a charge to income tax expense of $57.2 million. The Company's evaluation of the effect of The Tax Act is on-going. The adjustment recorded is based on available information and the Company's interpretation of the information and the provisions of The Tax Act. This adjustment is subject to refinement for up to one year after the date of enactment.

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The following table presents the components of the net deferred tax asset as of the dates stated:

	December 31, 2017	December 31, 2016
Deferred tax assets:
Allowance for loan losses	$17,632	$31,854
Federal net operating loss carryforward	68,529	114,965
State net operating loss carryforward	4,043	3,841
Start-up costs	724	1,377
AMT carryforward	642	502
Impairment of other real estate owned	2,732	5,247
Compensation related	1,501	3,428
SERP related	356	705
Interest on nonaccrual loans	3,839	5,617
Basis in acquired loans	741	3,654
Other acquisition accounting adjustments	187	316
Other tax assets	771	1,351
Gross deferred tax assets before valuation allowance	101,697	172,857
Valuation allowance	(780)	(780)
Total deferred tax assets	100,917	172,077
Deferred tax liabilities:
Unearned loan costs in excess of loan fees	1,433	1,739
Prepaid expenses	2,305	727
Other acquisition accounting adjustments	5,565	9,466
Core deposit intangibles	458	921
Fixed asset related	411	644
Unrealized gains on securities	322	381
Other tax liabilities	177	374
Gross deferred tax liabilities	10,671	14,252
Net deferred tax asset	$90,246	$157,825

Prior to 2015, the Company had a full valuation allowance on its net deferred tax asset. The valuation allowance was established based upon a determination at the time that it was not more likely than not that the deferred tax assets would be fully realized. In 2015, management determined that is was more likely than not that a portion of its deferred tax assets would be realized and released a portion of its valuation allowance in the amount of $95.1 million. In the third quarter of 2016, management determined that it was more likely than not that substantially all of its net deferred tax asset would be realized and released substantially all of the remaining valuation allowance, which totaled $60.0 million.

ASC 740, paragraph 740-10-30-18, states that four possible sources of taxable income may be available under the tax law to realize a tax benefit for deductible temporary differences. In determining the need for a valuation allowance and in accordance with ASC 740-10-30-17, management evaluated all available evidence, both positive and negative, assessing the objectivity of the evidence and giving more weight to that evidence which is more objective than evidence which is subjective. Positive and negative evidence refers to factors affecting the predictability of one or more of the four sources of taxable income.

The positive evidence in the third quarter of 2016 included the fact that the Company has been in a positive cumulative pre-tax income position for the previous three years, and the Company expects to generate taxable income in future years sufficient to absorb substantially all of its net deferred tax assets. A significant component of the Company’s deferred tax assets relates to federal net operating losses ("NOLs") carrying forward of approximately $300.0 million as of September 30, 2016, which under current law can be carried forward 20 years. Legacy Xenith did not have federal NOLs carrying forward.

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The table below summarizes deferred tax assets related to federal and state NOLs and tax credits and the periods over which they expire, as of December 31, 2017:

Type of NOL or Credit	Expiration Dates	Deferred Tax Asset	Valuation Allowance	Net Deferred Tax Asset
Federal	2030-2037	$68,529	$—	$68,242
State	2030-2037	4,043	(780)	3,263
Alternative Minimum Tax	None	545	—	545
Low-income Housing	2031-2037	97		97
Total		$119,308	$(780)	$118,528

Management’s estimate of future taxable income was based on internal projections, which consider historical performance, various internal estimates and assumptions, as well as certain external data, all of which, while inherently subject to judgment, management believed to be reasonable. The remaining valuation allowance relates to the deferred tax asset related to NOLs in the Commonwealth of Virginia, where Xenith Bankshares, Inc. (the parent company) files a standalone tax return. The parent company is not expected to generate taxable income in future periods; therefore, management has concluded that it is not more likely than not that the deferred tax asset related to these NOLs, which totals approximately $780 thousand as of December 31, 2017 will be utilized.

If actual results differ significantly from the current estimates of future taxable income, even if caused by adverse macro-economic conditions, the valuation allowance may need to be increased for some or all of the Company’s net deferred tax assets. An increase to the deferred tax asset valuation allowance could have a material adverse effect on the Company’s financial condition and results of operations.

Federal tax returns filed by the Company for tax years 2010 through 2016 are subject to examination. Federal tax returns filed by Legacy Xenith for the years 2014 through 2016 are subject to examination, and as of December 31,2017, Legacy Xenith's federal tax return for the 2015 tax year was under examination. Subsequent to December 31, 2017, the examination was completed with no changes to the return as filed. Tax returns filed in various states are subject to examination for tax years varying from 2009 through 2016.

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NOTE 14 - Borrowings

The Bank has secured borrowing facilities with the FHLB and the FRB. As of December 31, 2017, total credit availability under the FHLB facility was $814.5 million and with pledged, lendable collateral value, which was $299.9 million. Under this facility, as of December 31, 2017, there were short-term, non-amortizing borrowings outstanding of $235.0 million. Credit availability under the FRB facility as of December 31, 2017 was $108.5 million, which is also based on pledged collateral. At December 31, 2017, the Bank had no borrowings under the FRB facility.

Short-term borrowing sources also include lines of credit with nine banks to borrow federal funds up to $163.0 million on an unsecured basis. The lines are uncommitted and can be canceled by the lender at any time. Three of the lines expire within one year; the remaining lines have no stated expiration. At December 31, 2017, no amounts were outstanding under these uncommitted lines of credit. Borrowings under these arrangements bear interest at the prevailing Federal Funds Rate.

The Company has four placements of trust preferred securities. In all four trusts, the trust issuer has invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures issued by the Company. The trust preferred securities pay cumulative cash distributions quarterly at an annual rate, which resets quarterly. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company's obligation under the guarantee is unsecured and subordinate to other senior and subordinated indebtedness. The trust preferred securities are redeemable only at the Company's discretion and subject to regulatory approval. Mandatory redemption is in the years 2033, 2034, 2036 and 2037. The aggregate carrying value of these debentures as of December 31, 2017 was $30.5 million. The difference between the par amounts and the carrying amounts of the debentures, due to purchase accounting adjustments recorded at the acquisition of Gateway Financial Holdings, Inc. in 2008, is being amortized using the interest method as an adjustment to interest expense. Effective interest rates for the trust preferred securities for the year ended December 31, 2017 were between 7.45% and 8.10%.

In 2015, Legacy Xenith issued and sold $8.5 million in aggregate principal amount of its 6.75% subordinated notes due 2025 pursuant to a Subordinated Note Purchase Agreement (the "Subordinated Notes"). The Subordinated Notes, which the Company assumed in the Legacy Xenith Merger, bear interest at an annual rate of 6.75%, which is payable quarterly in arrears on March 31, June 30, September 30, and December 31. The Subordinated Notes qualify as Tier 2 capital for the Company. As of December 31, 2017, the carrying value of the Subordinated Notes was $8.6 million, which includes the remaining fair value adjustment recorded immediately following the Legacy Xenith Merger. For the year ended December 31, 2017, the effective interest rate, including the amortization of the purchase accounting adjustment, on the Subordinated Notes was 6.40%. As of December 31, 2017, the Company and the Bank, as applicable, were in compliance with all covenants of the Subordinated Notes.

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NOTE 15 - Earnings Per Share

The following tables present weighted average basic and diluted shares outstanding and basic and diluted earnings per share for the years ended December 31, 2017 and 2016. Earnings per share is presented for continuing operations, discontinued operations and total net income attributable to the Company. For the years ended December 31, 2017 and 2016, 32 and 186,030 stock options were not included in the diluted earnings per share calculations, as their inclusion would have been antidilutive. Additionally, for the year ended December 31, 2016, 248,054 warrants (exercise price of $26.20) were not included in the calculations, as their inclusion would have been antidilutive.

	December 31, 2017	December 31, 2016
Weighted average shares outstanding, basic	23,210,438	19,685,290
Dilutive effect of warrants	68,176	49,485
Dilutive effect of equity awards	224,970	19,196
Dilutive shares	293,146	68,681
Weighted average shares outstanding, diluted	23,503,584	19,753,971

	December 31, 2017	December 31, 2016
Net Income:
Net (loss) income from continuing operations	$(36,749)	$55,514
Net income from discontinued operations	15	1,528
Net (loss) income attributable to Xenith Bankshares	$(36,734)	$57,042

Basic earnings per share:
(Loss) earnings per share from continuing operations	$(1.58)	$2.82
Earnings per share from discontinued operations	—	0.08
(Loss) earnings per share attributable to Xenith Bankshares	$(1.58)	$2.90

Diluted earnings per share:
(Loss) earnings per share from continuing operations	$(1.56)	$2.81
Earnings per share from discontinued operations	—	0.08
(Loss) earnings per share attributable to Xenith Bankshares	$(1.56)	$2.89

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NOTE 16 - Share-based Compensation

In 2011, the Company's shareholders approved the 2011 Omnibus Incentive Plan (the "Plan"), which succeeded the Company's 2006 Stock Incentive Plan and provided for the grant of up to 275,000 shares of Company common stock as awards to employees of the Company and its related entities, members of the board of directors of the Company, and members of the board of directors of any of the Company's related entities. In 2012, the Company's shareholders approved an amendment to the Plan that increased the number of shares reserved for issuance under the Plan to 1,367,500 of which 76,633 remain available for future grant as of December 31, 2017.

Pursuant to the Legacy Xenith Merger Agreement, at the effective time of the Legacy Xenith Merger, the Company assumed the Legacy Xenith equity incentive plans (the "Legacy Xenith Plans"). At the effective time of the Legacy Xenith Merger, each stock option granted by Legacy Xenith (a "Legacy Xenith Option") that was outstanding and unexercised immediately prior to the effective time of the Legacy Xenith Merger and whether or not vested was converted into an option to acquire, on the same terms and conditions as were applicable under such Legacy Xenith Option immediately prior to the effective time of the Legacy Xenith Merger, shares of Company common stock. The number of shares of Company common stock subject to the Legacy Xenith Options was equal to the number of shares of Legacy Xenith common stock subject to such Legacy Xenith Option immediately prior to the effective time of the Legacy Xenith Merger multiplied by the Exchange Ratio (rounding any resultant fractional share down to the nearest whole number of shares), at a price per share of Company common stock equal to the price per share under such Legacy Xenith Option divided by the Exchange Ratio (rounding any resultant fractional cent up to the nearest whole cent). As a result of the Legacy Xenith Merger, 72,805 Legacy Xenith options were converted into 320,342 options (32,034 after the Reverse Stock Split) to acquire shares of Company common stock, all of which will be issued under the Legacy Xenith Plans. Other than stock options, there were no equity awards outstanding under the Legacy Xenith Plans following the completion of the Legacy Xenith Merger.

Stock Options

In connection with the Legacy Xenith Merger, 207,407 stock options were granted to executive managers. These options were to vest ratably over a period of three years. The fair value of each stock option was estimated on the date of grant using the Black-Scholes option valuation model. The Company must make assumptions regarding the expected life of the options, forfeitures of options, expected dividends and volatilities in share price within the valuation model. In December 2017, after the receipt of regulatory and shareholder approvals for the Union Merger, the board of directors approved the immediate vesting of all of the stock options granted to the chief executive officer of the Company at the time of the Legacy Xenith Merger. There were no stock options granted in 2017.

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The following table presents a summary of the Company's stock option activity and related information for the period stated:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Contractual Term in Years
Balance at December 31, 2016	713,162	$16.79	$3,275	5.09
Granted	—	—
Forfeited and canceled	—	—
Exercised	(352,957)	15.89
Expired	(448)	8.20
Balance at December 31, 2017	359,757	$17.67	$5,911	3.84

As of December 31, 2017, there was $697 thousand of total unrecognized compensation cost related to stock options expected to be recognized over a weighted-average period of 1.2 years. At the Effective Time of the Union Merger, unrecognized compensation costs were accelerated.

Restricted Stock and Restricted Stock Units

The Company grants restricted stock awards ("RSAs") and restricted stock units ("RSUs") to non-employee directors and certain employees pursuant to the Plan. Grants of these awards are valued based on the closing price on the day preceding the day of grant. Holders of RSAs are not eligible to receive dividends, though are eligible to receive dividend equivalents, which are payable upon the vesting of the underlying shares. Holders of RSUs are not eligible to receive dividends or dividend equivalents. When the awards are converted to unrestricted common shares, holders of both RSAs and RSUs have all the same rights as other shareholders of the Company common stock.

The following table presents a summary of the Company's restricted stock activity, including only unvested RSUs, for the period stated:

	Number of Unvested Awards	Weighted Average Grant Date Fair Value
Balance at December 31, 2016	69,500	$20.62
Granted	14,840	25.16
Vested	(25,742)	20.64
Forfeited and canceled	(1,358)	22.14
Balance at December 31, 2017	57,240	$21.77

As of December 31, 2017, there was $733 thousand of total unrecognized compensation cost related to RSAs and RSUs expected to be recognized over a weighted-average period of 1.5 years. At the Effective Time of the Union Merger, unrecognized compensation costs were accelerated.

Compensation cost relating to share-based awards is accounted for in the consolidated financial statements based on the fair value of the share-based award on the date of the award and are expensed over the requisite service period. The following table presents the amount of share-based compensation expense recognized in the consolidated statements of income for the periods stated:

	December 31, 2017	December 31, 2016
Expense recognized:
Related to stock options	$1,690	$393
Related to restricted stock	767	1,606

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NOTE 17 - 401(k) Plans

Prior to 2017, the Company had a 401(k) defined contribution plan (the "HRB Plan") covering any employee of the Company or the Bank who was an employee prior to the Legacy Xenith Merger or any employee of the Company or the Bank hired after the effective date of the Legacy Xenith Merger, who was at least 21 years of age and had at least three months of service. Participants were able to contribute up to 96% of their covered compensation under the HRB Plan, subject to statutory limitations. The HRB Plan provided a safe harbor matching contribution of 100% of the first 3% of contributions made by participants and 50% of the next 2% of contributions. The Company was also able to make additional discretionary contributions to the HRB Plan. Participants were fully vested in their contributions and the Company's match immediately and became fully vested in the Company's discretionary contributions after three years of service. The Company offers its stock as an investment option under the HRB Plan. The Company made no discretionary contributions in 2017 or 2016.

Legacy Xenith had a 401(k) defined contribution plan (the "Legacy XBKS Plan") covering all eligible employees of Legacy Xenith Bank who were employees prior to the Legacy Xenith Merger, which the Company assumed in the Legacy Xenith Merger and remained in effect through December 31, 2016. There were no age or service requirements under the Legacy XBKS Plan. The Legacy XBKS Plan provided a safe harbor matching contribution of 100% of the first 1% of contributions made by participants and 50% of the next 5% of contributions.

At the beginning of 2017, the Legacy XBKS Plan merged into the HRB Plan and the HRB Plan was amended. The HRB Plan, as amended, covered all eligible employees and there are no age or service requirements. The Company has elected to provide a safe harbor matching contribution of 100% of the first 3% of contributions made by participants and 50% of the next 2% of contributions. The Company recorded expense of $906 thousand and $1.0 million for the years ended December 31, 2017 and 2016, respectively, for plan matching contributions.

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NOTE 18 - Retirement Plans

Supplemental Executive Retirement Plans

The Company has two supplemental executive retirement plans (the "HRB SERP" and the "CVB SERP") covering several employees and former employees. Pursuant to the HRB SERP, two employees are eligible to receive an annual benefit payable in fifteen installments each equal to $50 thousand following the attainment of their plan retirement date. The CVB SERP provides for the payment of supplemental retirement benefits to three former employees for a period of 15 years. All former employees are fully vested, and as of December 31, 2017, payments had begun to the former employees.

The Company recognizes expense each year related to the HRB SERP and CVB SERP based on the present value of the benefits expected to be provided to the employees and any beneficiaries. For the years ended December 31, 2017 and 2016, the Company recorded $201 thousand and $94 thousand, respectively, of expense in its consolidated income statements related to the HRB SERP and CVB SERP. The accrued liability related to the HRB SERP and the CVB SERP recorded on the Company's consolidated balance sheets was $2.4 million as of both December 31, 2017 and 2016. For the year ended December 31, 2017, the Company paid $201 thousand of benefits to former employees.

The plans are unfunded and there are no plan assets. The Company also has a grantor trust (rabbi trust) as a source of funds to pay benefits under the CVB SERP. At December 31, 2017, $1.8 million in cash and investment securities were held in the rabbi trust and recorded in other assets on the Company's consolidated balance sheet. The rabbi trust assets are subject to the general unsecured creditors of the Company.

Board of Directors Retirement Agreements

The Company has entered into retirement agreements with certain former and current members of its board of directors. Participants are eligible for compensation under the agreements upon the sixth anniversary of the participant's first board meeting. Benefits are to be paid in monthly installments commencing at retirement and ending upon the death, disability or mutual consent of both parties to the agreement. Under the agreements, the participants continue to serve the Company after retirement by performing certain duties as outlined in the agreements. For the years ended December 31, 2017 and 2016, the Company expensed $24 thousand and $28 thousand, respectively, related to these agreements.

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NOTE 19 - Related Parties

Both the Company's and the Bank's officers and directors and their related interests have various types of loans with the Bank. As of December 31, 2017 and 2016, the total of these related party loans outstanding was $83 thousand and $14.8 million, respectively. New loans to officers and directors in 2017 and 2016 totaled $83 thousand and $1.9 million, respectively. Repayments in 2017 and 2016 amounted to $122 thousand and $5.2 million, respectively. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other favorable terms.

Deposits of officers and directors as of December 31, 2017 and 2016 totaled $35.3 million and $44.2 million, respectively.

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NOTE 20 - Warrants

On December 31, 2008, as part of the Treasury's Troubled Asset Relief Program Capital Purchase Program ("TARP CPP"), the Company entered into a Letter Agreement and Securities Purchase Agreement with the Treasury, pursuant to which the Treasury purchased (i) shares of the Company's preferred stock (the "Original Preferred Shares") and (ii) the Treasury Warrant. On August 12, 2010, the Company entered into and Exchange Agreement with the Treasury, pursuant to which (i) the Treasury exchanged the Original Preferred Shares for newly issued shares of the Company's preferred stock, which the Treasury immediately converted into shares of the Company's common stock (the "Exchanged Shares"), and (ii) the terms of the Treasury Warrant were amended. The Treasury subsequently sold the Exchanged Shares in an underwritten public offering.

On September 13, 2017, the Company repurchased the Treasury Warrant from the Treasury for an aggregate cash purchase price of $1.7 million, the fair value of the Treasury Warrant as agreed upon by the Company and the Treasury, and canceled the Treasury Warrant. Following the Company's repurchase of the Treasury Warrant, the Treasury had no remaining equity interest in the Company.

At December 31, 2017, an aggregate of 247,289 warrants to purchase shares of the Company's common stock at an exercise price of $26.20 per share were outstanding. These warrants, which were assumed in the Legacy Xenith Merger, are exercisable immediately and expire on May 8, 2019.

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NOTE 21 - Dividend Restrictions

Under Virginia law, no dividend may be declared or paid out of a Virginia chartered bank's paid-in capital. Xenith Bankshares, as the holding company for the Bank, may be prohibited under Virginia law from the payment of dividends if the Virginia Bureau of Financial Institutions determines that a limitation of dividends is in the public interest and is necessary to ensure the Company's financial soundness and may also permit the payment of dividends not otherwise allowed by Virginia law.

The terms of the Subordinated Notes further restrict the Company from paying a dividend while an event of default exists and from paying a cash dividend if certain regulatory capital ratios are below certain levels, as defined under the agreement.

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NOTE 22 - Regulatory Matters

The Company is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items, as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Xenith Bankshares and the Bank to maintain minimum common equity Tier 1, Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios. In July 2013, the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency (the "OCC") approved a final rule (the "Basel III Rules") establishing a regulatory capital framework that implements in the United States the Basel Committee's Revised Framework to the International Convergence of Capital Management and Capital Standards regulatory capital reforms from the Basel Committee on Banking Supervision (the "Basel Committee"). The Basel III Rules establish criteria that instruments must meet to be considered common equity Tier 1 capital, additional Tier 1 capital or Tier 2 capital, and also introduced a "capital conservation buffer" that is an addition of 2.5% to each minimum capital ratio requirement and is phased-in over a four-year period beginning in January 2016.

The Federal Reserve may also set higher capital requirements for holding companies whose circumstances warrant it. For example, holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Bank regulatory agencies could impose higher capital requirements to meet "well capitalized" standards and any future regulatory change could impose higher capital standards as a routine matter.

Under the Basel III Rules, for the purpose of calculating risk-based ratios, higher or more sensitive risk weights are assigned to various categories of assets, including certain credit facilities that finance the acquisition, development or construction of real property, certain exposures or credits that are 90 days past due or on nonaccrual, foreign exposures, and certain corporate exposures.

The Basel III Rules include certain exemptions to address concerns about the regulatory burden on community banks. For example, banking organizations with less than $15 billion in consolidated assets as of December 31, 2009 are permitted to include in Tier 1 capital trust preferred securities and cumulative perpetual preferred stock issued and included in Tier 1 capital prior to May 19, 2010 on a permanent basis, without any phase out. Community banks were able to elect on a one-time basis in their March 31, 2015 quarterly filings to permanently opt-out out of the requirement to include most AOCI components in the calculation of CET1 capital and, in effect, retain the AOCI treatment under the current capital rules. The Company made such election to exclude AOCI from capital.

As of December 31, 2017, the Xenith Bankshares and the Bank were considered to be "well capitalized" under the published regulatory definition of a well-capitalized bank. The Xenith Bankshares and the Bank satisfy the capital adequacy ratios under the Basel III Rules. In 2019, after the buffer is fully phased in, the "buffered" ratios will be higher than the "well capitalized" ratios. There are no conditions or events since December 31, 2017 that management believes has changed the Company's and the Bank’s status as well-capitalized.

The following table presents the capital, for the various capital ratios and risk-weighted assets for the Bank and Xenith Bankshares as of the dates stated:

	December 31, 2017		December 31, 2016
	Xenith Bank	Xenith Bankshares	Xenith Bank	Xenith Bankshares
Common equity Tier 1 capital	$334,025	$344,195	$314,873	$343,624
Tier 1 capital	334,025	358,724	314,873	343,624
Total risk-based capital	350,854	384,138	336,817	374,187
Risk-weighted assets	2,917,402	2,926,298	2,799,415	2,828,101

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The following table presents capital ratios for the Bank and Xenith Bankshares, minimum capital ratios required and ratios defined as "well capitalized" by the Company’s regulators as of the dates stated. Percentages in the regulatory minimum column include the phase-in of the capital conservation buffer for the periods stated.

	December 31, 2017				December 31, 2016
	Xenith Bank	Xenith Bankshares	Regulatory Minimum	Well Capitalized	Xenith Bank	Xenith Bankshares	Regulatory Minimum	Well Capitalized
Common equity Tier 1 capital ratio	11.45%	11.76%	5.75%	> 6.50%	11.25%	12.15%	5.125%	> 6.50%
Tier 1 leverage ratio	10.68%	11.49%	4.00%	> 5.00%	9.93%	10.74%	4.00%	> 5.00%
Tier 1 risk-based capital ratio	11.45%	12.26%	7.25%	> 8.00%	11.25%	12.15%	6.625%	> 8.00%
Total risk-based capital ratio	12.03%	13.13%	9.25%	> 10.00%	12.03%	13.23%	8.625%	> 10.00%

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NOTE 23 - Commitments and Contingencies

On September 19, 2017, Shannon Rowe, a purported shareholder of Xenith Bankshares, filed a putative class action lawsuit (the "Rowe Lawsuit") in the United States District Court for the Eastern District of Virginia (the "District Court") against the Company, the current members of the board of directors, and Union on behalf of all of the Company's public shareholders. The plaintiff in the Rowe Lawsuit alleges that Union's registration statement on Form S-4, as amended, filed with the SEC relating to the Union Merger omitted certain material information in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and further that the individual defendants are liable for those omissions under Section 20(a) of the Exchange Act. The relief sought in the Rowe Lawsuit includes preliminary and permanent injunction to prevent the completion of the Union Merger, rescission or rescissory damages if the Union Merger is completed, costs and attorneys' fees. On February 21, 2018, the District Court entered an order dismissing the Rowe Lawsuit with the consent of all parties.

In the ordinary course of operations, the Company is party to legal proceedings. Based upon information currently available, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on the Company's business, financial condition, results of operations or cash flows.

In the normal course of business, the Company has commitments under credit agreements to lend to customers as long as there is no material violation of any condition established in the contracts. These commitments generally have fixed expiration dates or other termination clauses and may require payments of fees. Because many of the commitments may expire without being completely drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Additionally, the Company issues letters of credit, which are conditional commitments to guarantee the performance of customers to third parties. The credit risk involved in issuing letters of credit is the same as that involved in extending loans to customers.

These commitments represent outstanding off-balance sheet commitments. The following table presents unfunded loan commitments outstanding as of the dates stated:

	December 31, 2017	December 31, 2016
Commercial lines of credit	$436,674	$372,083
Construction	156,417	113,364
Commercial real estate	39,143	44,790
Residential real estate	113,117	93,981
Consumer	13,366	11,108
Letters of credit	26,669	20,476
Total commitments	$785,386	$655,802

The Company leases land and buildings upon and in which certain of its operating facilities are located. These leases are non-cancellable operating leases with initial remaining terms in excess of one year with options for renewal and expire at various dates through January 2034, with one lease expiring in 2049. In addition to minimum rents, certain leases have escalation clauses and include provisions for additional payments to cover taxes, insurance and maintenance. The effects of the scheduled rent increases, which are included in the minimum lease payments, are recognized on a straight-line basis over the lease term. For the years ended December 31, 2017 and 2016, rental expense was $3.0 million and $2.6 million, respectively.

Future minimum lease payments, by year and in the aggregate, under non-cancellable operating leases at December 31, 2017 were as follows:

Year	Commitment
2018	$3,184
2019	2,934
2020	2,543
2021	1,877
2022	1,093
Thereafter	9,509
Total lease commitments	$21,140

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NOTE 24 - Concentration of Credit Risk

The Company has a diversified loan portfolio consisting of commercial, real estate and consumer loans. As of December 31, 2017 and 2016, the Company had loans secured by commercial and residential real estate located primarily within the Company’s market area representing $1.6 billion, or 66% of total loans, and $1.5 billion, or 61% of total loans, respectively. A major factor in determining borrowers’ ability to honor their agreements, as well as the Company’s ability to realize the value of any underlying collateral, if necessary, is influenced by economic conditions in this market area.

The Company maintains cash balances with several financial institutions. These accounts are insured by the Federal Depository Insurance Corporation (FDIC) up to $250 thousand. At December 31, 2017, the Company had $5.7 million of uninsured funds in various financial institutions.

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NOTE 25 - Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company classifies financial assets and liabilities measured at fair value in three levels based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

The categorization of an asset or liability within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Recurring Basis

The Company measures or monitors certain of its assets on a fair value basis. Fair value is used on a recurring basis for those assets and liabilities for which an election was made, as well as for certain assets and liabilities in which fair value is the primary basis of accounting. The following tables present the fair value of assets measured and reported at fair value on a recurring basis in the consolidated balance sheets as of the dates stated:

		Fair Value Measurements at Reporting Date Using
	December 31, 2017	Level 1	Level 2	Level 3
Assets
Securities available for sale
Mortgage-backed securities
Agencies	$119,803	$—	$119,803	$—
Collateralized	62,002	—	62,002	—
Collateralized mortgage obligations	25,865	—	25,865	—
Asset-backed securities	6,611	—	6,611
Municipals
Tax-exempt	62,895	—	62,895	—
Taxable	17,534	—	17,534	—
Corporate bonds	973	—	973	—
Equity securities	99	—	—	99
Total securities available for sale	295,782	—	295,683	99
Derivative loan commitments	—	—	—	—
Interest rate swaps	1,409	—	1,409	—
Rabbi trust	1,845	1,845	—	—
Total assets	$299,036	$1,845	$297,092	$99

Liabilities
Interest rate swaps	$1,301	$—	$1,301	$—
Total liabilities	$1,301	$—	$1,301	$—

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		Fair Value Measurements at Reporting Date Using
	December 31, 2016	Level 1	Level 2	Level 3
Assets
Securities available for sale
Mortgage-backed securities
Agencies	$134,890	$—	$134,890	$—
Collateralized	62,753	—	62,753
Collateralized mortgage obligations	19,810	—	19,810
Asset-backed securities	14,758	—	14,758	—
Municipals
Tax-exempt	64,755	—	64,755	—
Taxable	17,676	—	17,676
Corporate bonds	984	—	984	—
Equity securities	1,817	1,718	—	99
Total securities available for sale	317,443	1,718	315,626	99
Derivative loan commitments	126	—	—	126
Interest rate swaps	1,223	—	1,223	—
Rabbi trust	$1,804	$1,804
Total assets	$320,596	$3,522	$316,849	$225

Liabilities
Interest rate swaps	$1,226	$—	$1,226	$—
Total liabilities	$1,226	$—	$1,226	$—

The following table presents a rollforward of recurring fair value measurements categorized within Level 3 of the fair value hierarchy for the periods stated:

	Activity in Level 3		Activity in Level 3
	Fair Value Measurements		Fair Value Measurements
	December 31, 2017		December 31, 2016
	Investment Securities Available for Sale	Derivative Loan Commitments	Investment Securities Available for Sale	Derivative Loan Commitments
Balance at beginning of period	$99	$126	$99	$1,020
Unrealized gains included in:
Earnings	—	—	—	—
Other comprehensive income	—	—	—	—
Purchases	—	—	—	—
Sales	—	—	—	—
Reclassification from level 3 to level 1	—	—	—	—
Issuances	—	—	—	470
Settlements	—	(126)	—	(1,364)
Balance at end of period	$99	$—	$99	$126

The Company’s policy is to recognize transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer.

The following describes the valuation techniques used to estimate the fair value of assets and liabilities that are measured on a recurring basis.

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Investment Securities Available for Sale:  Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly-liquid government bonds, mortgage products and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models or quoted prices of securities with similar characteristics. Level 2 securities would include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions, and certain corporate, asset-backed and other securities valued using third party quoted prices in markets that are not active. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Derivative Loan Commitments:  The Company originated mortgage loans for sale into the secondary market on a best efforts basis. Under the best efforts basis, the Company entered into commitments to originate mortgage loans whereby the interest rate is fixed prior to funding. These commitments, in which the Company intended to sell in the secondary market, were considered freestanding derivatives. The fair values of interest rate lock commitments, which were related to mortgage loan commitments and were categorized as Level 3, were based on quoted prices adjusted for commitments that the Company did not expect to fund.

Interest Rate Swaps: The Company uses observable inputs to determine fair value of its interest rate swaps. The valuation of these instruments is determined using widely-accepted valuation techniques that are based on discounted cash flow analysis using the expected cash flows of each derivative over the contractual terms of the derivatives, including the period to maturity and market-based interest rate curves. The fair value of the interest rate swaps is determined using a market standard methodology of netting the discounted future fixed cash receipts and the discounted expected variable cash payments. The variable cash payments were based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. Accordingly, the Company categorizes these financial instruments within Level 2 of the fair value hierarchy.

Rabbi Trust: Assets held by the Company in the rabbi trust consist of securities where quoted prices are available in active markets and are classified as Level 1 securities.

Nonrecurring Basis

Certain assets, specifically collateral dependent impaired loans and other real estate owned and repossessed assets, are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment and an allowance is established to adjust the asset to its estimated fair value). The adjustments are based on appraisals of underlying collateral or other observable market prices when current appraisals or observable market prices are available. If an appraisal that is less than 12 months old is not available, an existing appraisal or other valuation would be adjusted depending on the type of real estate and age of the appraisal to reflect current market conditions and, as such, may include significant management assumptions and input with respect to the determination of fair value.

The adjustments are based in part upon externally derived statistical data and upon management’s knowledge of market conditions and prices of sales of other real estate owned. It is the Company’s policy to classify these as Level 3 assets within the fair value hierarchy. Management periodically reviews the adjustments as compared to valuations from updated appraisals and modifies the adjustments accordingly should updated appraisals reflect valuations significantly different than those derived utilizing the adjustments. Management believes the valuations are reasonable for the collateral underlying the loan portfolio; however, while appraisals are indicators of fair value, the amount realized upon the sale of these assets could be significantly different.

The following tables present the fair value of assets measured and recognized at fair value on a nonrecurring basis in the consolidated balance sheets as of the dates stated:

	Assets	Fair Value Measurements at
	Measured at	December 31, 2017 Using
	Fair Value	Level 1	Level 2	Level 3
Impaired loans	$37,256	$—	$—	$37,256
Other real estate owned and repossessed assets	4,214	—	—	4,214

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	Assets	Fair Value Measurements at
	Measured at	December 31, 2016 Using
	Fair Value	Level 1	Level 2	Level 3
Impaired loans	$49,378	$—	$—	$49,378
Other real estate owned and repossessed assets	5,345	—	—	5,345

The following describes the valuation techniques used to estimate fair value of assets that are required to be measured on a nonrecurring basis.

Impaired Loans: The majority of the Company’s impaired loans are considered collateral dependent. For collateral dependent impaired loans, impairment is measured based upon the estimated fair value of the underlying collateral less costs of disposal.

Other Real Estate Owned and Repossessed Assets: The fair value of other real estate owned and repossessed assets is based primarily on appraisals of the real estate or other observable market prices. The Company’s policy is to have current appraisals of these assets; however, if a current appraisal is not available, an existing appraisal would be adjusted to reflect changes in market conditions from the date of the existing appraisal and, as such, requires management to make assumptions in the determination of fair values.

Significant Unobservable Inputs

The following table presents the significant unobservable inputs used to value the Company’s material Level 3 assets as of the date stated. These factors represent the significant unobservable inputs that were used in the measurement of fair value.

		Significant Unobservable	Significant Unobservable
	Fair Value as of	Inputs by	Inputs as of
	December 31, 2017	Valuation Technique	December 31, 2017
Impaired loans	$37,256	Appraised value	9%
		Average discounts to reflect current market conditions, ultimate collectability, and estimated costs to sell
Other real estate owned	4,214	Appraised value	10%
		Weighted average discounts to reflect current market conditions, abbreviated holding period and estimated costs to sell

Other Fair Value Measurements

Accounting standards require the disclosure of the estimated fair value of financial instruments that are not recorded at fair value. For the financial instruments that the Company does not record at fair value, estimates of fair value are made at a point in time based on relevant market data and information about the financial instrument. No readily available market exists for a significant portion of the Company’s financial instruments. Fair value estimates for these instruments are based on current economic conditions, interest rate risk characteristics and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision; therefore, the calculated fair value estimates in many instances cannot be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. In addition, changes in assumptions could significantly affect these fair value estimates. The following methods and assumptions were used by the Company in estimating fair value of these financial instruments.

Cash and Cash Equivalents: Cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks, and overnight funds sold and due from FRB. The carrying amount approximates fair value.

Investment Securities Available for Sale: Fair values are based on published market prices where available. If quoted market prices are not available, fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Investment securities available for sale are carried at their aggregate fair value.

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Restricted Equity Securities: These investments are carried at cost. The carrying amount approximates fair value.

Loans Held For Sale: The carrying value of loans held for sale is a reasonable estimate of fair value since loans held for sale are expected to be sold within a short period that is typically between 30 and 90 days after a loan closing transaction. These loans are reported within discontinued operations.

Loans: To determine the fair values of loans other than those deemed impaired, the Company uses discounted cash flow analyses using discount rates that are similar to the interest rates and terms currently being offered to borrowers of similar terms and credit quality. In valuing acquired loans, the Company also uses valuation techniques that include default rates for similar risk rated loans and estimates of expected cash flows as well as other factors.

Interest Receivable and Interest Payable: The carrying amount approximates fair value.

Bank-owned Life Insurance: The carrying amount approximates fair value.

Deposits: The fair values disclosed for non-maturity deposits such as demand, including money market, and savings accounts are equal to the amount payable on demand at the reporting date (i.e., carrying values). Fair values for certificates of deposit are estimated using discounted cash flows that apply market interest rates on comparable instruments.

Borrowings: The fair value of FHLB borrowings approximates the carrying amount. Other borrowings include the Subordinated Notes and the junior subordinated debentures. The fair value of the Subordinated Notes approximates the carrying value. The fair value of the junior subordinated debentures approximates the par value of the borrowings.

Commitments to Extend Credit and Standby Letters of Credit: The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at December 31, 2017, and as such, the related fair values have not been estimated.

The following tables present the carrying amounts and fair values of those financial instruments that are not recorded at fair value or have carrying amounts that approximate fair value as of the dates stated:

	December 31, 2017
	Carrying	Fair	Fair Value Measurements at Reporting Date Using
	Amount	Value	Level 1	Level 2	Level 3
Financial Assets:
Loans, net(1)	$2,489,760	$2,485,371	$—	$—	$2,485,371
Financial Liabilities:
Deposits	2,545,547	2,541,537	—	2,541,537	—
FHLB borrowings	235,000	235,000	—	235,000	—
Other borrowings	39,331	65,288	—	65,288	—

	December 31, 2016
	Carrying	Fair	Fair Value Measurements at Reporting Date Using
	Amount	Value	Level 1	Level 2	Level 3
Financial Assets:
Loans, net(1)	$2,442,116	$2,448,581	$—	$—	$2,448,581
Financial Liabilities:
Deposits	2,571,970	2,573,070	—	2,573,070	—
FHLB borrowings	172,000	172,000	—	172,000	—
Other borrowings	38,813	65,303	—	65,303	—

(1) Carrying amount and fair value include impaired loans and carrying amount is net of the allowance for loan losses.

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NOTE 26 - Parent Company Financial Statements

Xenith Bankshares, Inc. is the parent company of Xenith Bank. The following table presents the balance sheets of Xenith Bankshares, Inc. as of the dates stated:

	December 31, 2017	December 31, 2016
Assets
Cash on deposit with subsidiaries	$25,976	$23,290
Equity securities available for sale	99	1,817
Investment in subsidiaries	434,124	467,217
Other assets	18,980	19,280
Total assets	$479,179	$511,604
Liabilities
Other borrowings	$39,331	$38,813
Deferred tax liability	7,256	8,802
Other liabilities	2,851	808
Total liabilities	49,438	48,423
Shareholders' equity
Common stock	234	231
Capital surplus	713,630	710,916
Accumulated deficit	(282,073)	(245,538)
Accumulated other comprehensive loss, net of tax	(2,050)	(2,428)
Total shareholders' equity	429,741	463,181
Total liabilities and shareholders' equity	$479,179	$511,604

The following table presents the statements of income of Xenith Bankshares, Inc. for the periods stated:

	December 31, 2017	December 31, 2016
Income
Interest income	$68	$100
Other income	1,030	45
Total income	1,098	145
Expenses
Interest expense	2,881	2,236
Other expense	2,096	1,544
Total expense	4,977	3,780
Loss before income taxes and equity in undistributed earnings of subsidiaries	(3,879)	(3,635)
Income tax benefit	(1,358)	(1,248)
Equity in undistributed (loss) earnings of subsidiaries	(34,213)	59,429
Net (loss) income attributable to Xenith Bankshares, Inc.	$(36,734)	$57,042

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The following table presents the statements of cash flows of Xenith Bankshares, Inc. for the periods stated:

	December 31, 2017	December 31, 2016
Cash flows from operating activities
Net (loss) income	$(36,734)	$57,042
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Equity in undistributed earnings of subsidiaries	34,213	(59,429)
Amortization of purchase accounting adjustments	518	492
Share-based compensation expense	2,457	1,999
Change in other assets	527	(17,734)
Change in liabilities	1,445	7,871
Net cash provided by (used in) operating activities	2,426	(9,759)
Cash flows from financing activities
Repurchase of warrants, net of sales	(1,651)	—
Dividend from subsidiary	—	20,000
Cash in lieu of issuance of common stock	—	(6)
Net settlement of restricted stock awards	(150)	(2,801)
Issuance of common stock for share-based awards	2,061	1,471
Net cash provided by financing activities	260	18,664
Increase in cash on deposit with subsidiaries	2,686	8,905
Cash on deposit with subsidiaries at beginning of period	23,290	14,385
Cash on deposit with subsidiaries at end of period	$25,976	$23,290

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NOTE 27 - Recent Accounting Pronouncements

During the second quarter of 2014, the FASB issued Accounting Standard Update ("ASU") 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). ASU 2014-09 represents a comprehensive reform of many of the revenue recognition requirements in GAAP. ASU 2014-09 creates a new topic ASC Topic 606, Revenue from Contracts with Customers ("ASC 606"). ASC 606 will supersede the current revenue recognition requirements in ASC 605, Revenue Recognition, and will supersede or amend much of the industry-specific revenue recognition guidance found throughout the ASC. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASC 606 creates a five-step process for achieving that core principle: (1) identifying the contract with the customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when an entity has completed the performance obligations. ASC 606 also requires additional disclosures that allow users of the financial statements to understand the nature, timing and uncertainty of revenue and cash flows resulting from contracts with customers. The effective date of ASC 606 is for the year beginning January 1, 2018. The new revenue standard permits the use of retrospective or cumulative effect transition methods. The Company has evaluated those revenue types that are specifically excluded from the application of ASC 606, including the majority of the Company's contracts with customers (i.e., financial instruments), and those revenue types that are not specifically excluded. The Company does not expect the adoption of this standard will have a material effect on the Company's consolidated financial statements.

In February 2016, the FASB issued ASC Topic 842, Leases ("ASC 842"), which replaces ASC 840, Leases. The core principle of ASC 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in its balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee are as follows:

For finance leases, a lessee is required to do the following:

1.           Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position;

2.           Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income; and

3.           Classify repayments of principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

1.           Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position;

2.           Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and

3.           Classify all cash payments within operating activities in the statement of cash flows.

The effective date for ASC 842 is for annual periods, and interim periods within those annual periods, beginning after December 15, 2018. Early adoption is permitted. The Company is evaluating whether adoption of this standard will have a material effect on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"), which is intended to improve the accounting for share-based payment transactions as part of the FASB's simplification initiative. ASU 2016-09 changed seven aspects of the accounting for share-based payment award transactions, including: (1) accounting for income taxes; (2) classification of excess tax benefits on the statement of cash flows; (3) forfeitures; (4) minimum statutory tax withholding requirements; (5) classification of employee taxes paid on the statement of cash flows when an employer withholds shares for tax-withholding purposes; (6) practical expedient - expected term (nonpublic entities only); and (7) intrinsic value (nonpublic entities only). ASU 2016-09 was effective for fiscal years beginning after December 15, 2016 and interim periods within those years.

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In accordance with ASU 2016-09, and beginning in 2017, the Company recognizes excess tax benefits and tax deficiencies as income tax benefit or expense, respectively, in the reporting period in which they occur. Prior to the adoption of this standard, the Company recognized excess tax benefits as capital surplus only when the amounts reduced taxes payable. The adoption of the standard resulted in a cumulative effect adjustment to accumulated deficit of $199 thousand, which represents the amount of excess tax benefits that had not been previously recognized due to the Company's net operating loss position.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"), which significantly changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. To achieve this objective, the amendments in ASU 2016-13 replace the incurred loss impairment methodology in current GAAP, with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The changes of ASU 2016-13 are effective for fiscal years beginning after December 15, 2019 and interim periods within those years. An entity may early adopt the standard for annual and interim periods in fiscal years beginning after December 15, 2019. It is anticipated that the implementation of this standard could have a significant effect on the Company's methodology for evaluating its allowance for loan losses and has begun planning for the implementation of this standard.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows ("ASU 2016-15"), which is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The guidance addresses: (1) debt prepayment on debt extinguishment costs; (2) settlement of zero-coupon debt instruments; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investments; (7) beneficial interest in securitizations transactions; and (8) separately identifiable cash flows and application of the predominance principle. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2017 and interim periods within those years. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of this standard will have a material effect on its consolidated statements of cash flows.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business ("ASU 2017-01"), which provides a new framework for determining whether transactions should be accounted for as acquisitions or dispositions of assets or businesses. ASU 2017-01 is effective for annual and interim periods in fiscal years beginning after December 15, 2017. Entities may early adopt ASU 2017-01 and apply it to transactions that have not been reported in financial statements that have been issued or made available for issuance. The Company does not expect the adoption of this standard will have a material effect on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment ("ASU 2017-04"), which requires an entity to no longer perform a hypothetical purchase price allocation to measure goodwill impairment. Instead, impairment will be measured using the difference between the carrying amount and the fair value of the reporting unit. ASU 2017-04 is effective for annual and interim periods in fiscal years beginning after December 15, 2019. Entities may early adopt the standard for goodwill impairment tests with measurement dates after January 1, 2017. The Company does not expect the adoption of this standard will have a material effect on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting ("ASU 2017-09"), which clarifies what constitutes a modification of a share-based payment award. ASU 2017-09 is effective for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted as of the beginning of an annual period for which financial statements (interim or annual) have not been issued or made available for issuance. The Company does not expect the adoption of this standard will have a material effect on its consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities ("ASU 2017-12"), which changes the recognition and presentation requirements of hedge accounting, including eliminating the requirement to separately measure and report hedge ineffectiveness and presenting all items that affect earnings in the same income statement line as the hedged item. The ASU also provides new alternatives for applying hedge accounting to additional hedging strategies, measuring the hedged items in fair value hedges of interest rate risk, reducing the cost and complexity of applying hedge accounting by easing the requirements for effectiveness testing, hedge documentation and application of the critical terms match method, and reducing the risk of material error correction if a company applies the shortcut method inappropriately. ASU 2017-12 is effective for annual and interim periods in fiscal years beginning after December 15, 2018. The Company does not expect the adoption of this standard will have a material effect on its consolidated financial statements.

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NOTE 28 - Subsequent Events

Management has evaluated subsequent events through of March 9, 2018, which is the date the consolidated financial statements were available to be issued. Effective on January 1, 2018, the Union Merger was completed. Shortly thereafter, Xenith Bank was merged with and into Union Bank & Trust. See note 1 to the consolidated financial statements for additional discussion of the Union Merger.

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